Confidential information has been omitted from this Exhibit and filed separately with the Commission pursuant to a confidential treatment request under Rule 24b-2.
Exhibit 10.3
Big Stone I and Big Stone II
2005 Joint Facilities
Agreement
By And Among
CENTRAL MINNESOTA MUNICIPAL POWER AGENCY,
GREAT RIVER ENERGY,
HEARTLAND CONSUMERS POWER DISTRICT,
MONTANA-DAKOTA UTILITIES CO., A DIVISION OF MDU
RESOURCES GROUP, INC.,
NORTHWESTERN CORPORATION dba NORTHWESTERN ENERGY,
OTTER TAIL CORPORATION dba OTTER TAIL POWER COMPANY,
SOUTHERN MINNESOTA MUNICIPAL POWER AGENCY, AND
WESTERN MINNESOTA MUNICIPAL POWER AGENCY
June 30, 2005

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Big Stone II Power Plant	June 30, 2005

Joint Facilities Agreement	Page ii
Big Stone II Power Plant	June 30, 2005

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Big Stone II Power Plant	June 30, 2005

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Big Stone II Power Plant	June 30, 2005

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Big Stone II Power Plant	June 30, 2005

Joint Facilities Agreement
     THIS JOINT FACILITIES AGREEMENT (the “Agreement”) is made as of June 30, 2005 (the “Effective Date”), by and among Central Minnesota Municipal Power Agency, an agency incorporated under the laws of Minnesota (“CMMPA”), Great River Energy, a cooperative corporation incorporated under the laws of Minnesota (“GRE”), Heartland Consumers Power District, a consumers power district formed and organized under the South Dakota Consumers Power District Law (Chapter 49-35 of the South Dakota Codified Laws) (“Heartland”), Montana-Dakota Utilities Co., a Division of MDU Resources Group, Inc., a corporation incorporated under the laws of the State of Delaware, (“Montana-Dakota”), NorthWestern Corporation (formerly known as NorthWestern Public Service Company), a corporation incorporated under the laws of the State of Delaware, doing business as NorthWestern Energy (“NorthWestern”), Otter Tail Corporation, a corporation incorporated under the laws of Minnesota, doing business as Otter Tail Power Company (“Otter Tail”), Southern Minnesota Municipal Power Agency, a municipal corporation and political subdivision of the State of Minnesota (“SMMPA”), and Western Minnesota Municipal Power Agency, a municipal corporation and political subdivision of the State of Minnesota (“WMMPA”) (each individually a “Party” or “Owner” and, collectively, the “Parties” or “Owners”).
RECITALS
     WHEREAS, Montana-Dakota, NorthWestern, and Otter Tail, together with such other Persons that from time to time may be Owners of BSP I (as such term is defined below) (collectively, the “BSP I Owners”) as tenants in common, own an undivided interest in one hundred percent (100%) of the existing 450 MW coal-fired electric generating plant located in Grant County, South Dakota, known as the Big Stone Plant (“BSP I”); and
     WHEREAS, CMMPA, GRE, Heartland, Montana-Dakota, Otter Tail, SMMPA and WMMPA, for as long as they remain Owners of BSP II (as such term is defined below), along with such other Persons that from time to time may be Owners of BSP II (collectively, the “BSP II Owners”), are contemporaneously with the execution of this Agreement, entering into that certain BSP II Participation Agreement (as such term is defined below), which sets forth their agreement and the terms under which they will jointly develop, own and operate a new, approximately 600 MW coal-fired electric generating plant to be known as the Big Stone II Power Plant (“BSP II”) to be located adjacent to BSP I; and
     WHEREAS, the BSP I Owners and the BSP II Owners have determined that, when compared to the cost of independent facilities, sharing the use of certain critical facilities will satisfy their respective requirements for operations that are efficient, economical and in accord with Prudent Utility Practice (as such term is defined below); and
     WHEREAS, the BSP I Owners believe that the development of BSP II will yield benefits to them, whether or not they participate in BSP II as an Owner; and

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     WHEREAS, the BSP I Owners and BSP II Owners have determined that certain BSP I assets must be purchased from the BSP I Owners in order to develop and operate BSP II in an efficient manner; and
     WHEREAS, BSP I is currently being operated by Otter Tail, and the BSP II Owners are contemporaneously with the execution of this Agreement entering into the Operation & Maintenance Services Agreement (as such term is defined below) with Otter Tail for the operation by Otter Tail of BSP II and the Parties desire to have the same Operator (as such term is defined below) for both Plants so as to maximize efficiencies and cost savings.
     NOW, THEREFORE, in consideration of the agreements and covenants set forth herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound by this Agreement, the Parties covenant and agree as follows:
AGREEMENTS
ARTICLE I
RULES OF CONSTRUCTION AND INTERPRETATION, DEFINED TERMS
     1.01 Rules of Construction. The capitalized terms listed in this Article shall have the meanings set forth herein whenever the terms appear in this Agreement, whether in the singular or the plural or in the present or past tense. Other terms used in this Agreement but not listed in this Article shall have meanings as commonly used in the English language and, where applicable, in Prudent Utility Practice. Words not otherwise defined herein that have well-known and generally accepted technical or trade meanings are used herein in accordance with such recognized meanings. In addition, the following rules of interpretation shall apply:
(a)	The masculine shall include the feminine and neuter.

(b)	References to “Articles,” “Sections,” “Schedules,” or “Exhibits” shall be to articles, sections, schedules or exhibits of this Agreement. Any references to “Schedules” or “Exhibits” shall be deemed to mean, as applicable, as the same may be amended from time to time, in accordance with the provisions of this Agreement.

(c)	This Agreement was negotiated and prepared by each of the Parties with the advice and participation of its own counsel. The Parties have agreed to the wording of this Agreement and none of the provisions hereof shall be construed against one Party on the ground that such Party is the author of this Agreement or any part hereof.

(d)	The Parties shall act reasonably and in accordance with the principles of good faith and fair dealing in the performance of this Agreement.
     1.02 Termination of 2002 Joint Facilities Agreement. Upon execution of this Agreement by all Parties, that certain Big Stone I and Big Stone II 2002 Joint Facilities

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Agreement among Otter Tail, Montana-Dakota, and NorthWestern dated October 3, 2002 and all other agreements entered into by Otter Tail, Montana-Dakota, and NorthWestern in connection therewith shall be terminated without further action and without liability to any Party thereto as a result of such termination.
     1.03 Failure of BSP II Owner to Participate in the BSP II Financial Closing. If a BSP II Owner shall fail to participate in the BSP II Financial Closing (as such term is defined below), then it shall automatically cease to be a Party hereunder and shall have no further liabilities or obligations under the Joint Facilities Agreements, except for those liabilities or obligations arising on or before the date such Person shall cease to be a BSP II Owner. If a Third Party (as such term is defined below) replaces a BSP II Owner, such Third Party must agree to become a Party hereto by executing the appropriate joinder agreement to effect the same.
     1.04 Defined Terms. In addition to definitions of other terms appearing elsewhere in this Agreement, the following terms, when used herein, have the meanings specified:
     Additional Joint Facilities: Shall have the meaning given to such term in Section 6.01.
     Affiliate(s): Shall mean, with respect to any Person,
(a)	any Person that directly or indirectly, controls or is controlled by or is under common control with such Person; or

(b)	any Person that beneficially owns or holds fifty percent (50%) or more of any class of voting securities of such Person or owns or holds fifty percent (50%) or more of an ownership interest (on a fully diluted basis) in such Person.
For the purposes of this definition, “control,” “controlled by,” and “under common control with,” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities or by contract or otherwise. Notwithstanding the foregoing provisions of this definition, each Operator and Owner (except with regard to Otter Tail) shall not be deemed to be Affiliates of each other and any Person that is otherwise an Affiliate of Operator shall not be deemed to be an Affiliate of Operator for purposes of this Agreement to the extent such Person is acting in its capacity as an Owner or as a Representative of an Owner.
     Agreement: Shall mean this Agreement, as amended from time to time.
     Annual Fixed Charge: Shall have the meaning given to such given to such term in Section 9.05(b).
     Blanket Easement Agreement: Shall mean that certain Blanket Easement Agreement by and among the BSP I Owners and the BSP II Owners, substantially in the form attached hereto as Schedule 10.02(A).
     BSP I: Shall have the meaning given to such term in the recitals to this Agreement.

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     BSP I Joint Facilities: Shall mean those Joint Facilities owned by BSP I Owners and used by both BSP I and BSP II pursuant to the terms of this Agreement.
     BSP I Owners: Shall have the meaning given to such term in the recitals to this Agreement.
     BSP I Ownership Agreement: Shall mean the Big Stone Plant Agreement for Sharing Ownership of Generating Plant by and among Otter Tail Power Company, Montana-Dakota and NorthWestern dated January 7, 1970 and all supplements and amendments thereto.
     BSP I Plant Site: Shall mean the real property on which BSP I is located and any and all easements, leases, licenses, option rights, rights-of-way and other rights used in connection with the BSP I Plant; provided, however, that for purposes of Section 10.06 of this Agreement, it shall only mean the real property located at the BSP I Plant.
     BSP II: Shall have the meaning given to such term in the recitals to this Agreement.
     BSP II Cooling Tower Blowdown Pond: Shall have the meaning given to such term in Section 4.07.
     BSP II Financial Closing: Shall mean the date on which the BSP II Owners shall have delivered and consummated their respective Financing necessary to fund their share of the cost of the BSP II Plant, including, but not limited to, the execution of all documentation required to consummate said Financing.
     BSP II Joint Facilities: Shall mean those Joint Facilities owned by BSP II Owners and used by both BSP I and BSP II pursuant to the terms of this Agreement.
     BSP II Legal Counsel: Shall mean Leonard, Street and Deinard Professional Association, a professional association under the laws of Minnesota, for purposes of Section 10.09 hereof.
     BSP II Owners: Shall have the meaning given to such term in the recitals to this Agreement.
     BSP II Participation Agreement: Shall mean the Big Stone II Participation Agreement entered into by and among CMMPA, GRE, Heartland, Montana-Dakota, Otter Tail, SMMPA, and WMMPA.
     BSP II Plant Site: Shall mean the real property on which BSP II is to be located, including the real property that may be acquired pursuant to the Option to Purchase Contract and any and all easements, leases, licenses, option rights, rights-of-way and any other real property rights used in connection with the BSP II Plant.
     Business Day: Shall mean any day other than Saturday, Sunday or any weekday that is a legal holiday in the State of South Dakota.
     Capacity: Shall mean an electrical rating expressed in megawatts (MW).

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     Change: Shall have the meaning given to such term in Section 2.06(a).
     CMMPA: Shall have the meaning given to such term in the preamble to this Agreement.
     Coal and Ash Joint Facilities: Shall have the meaning given to such term in Section 5.01.
     Commercial Operation: Shall mean that the BSP II Plant is operating and producing Capacity and Energy on a continuous basis, and is delivering such Energy to the BSP II Owners in accordance with Prudent Utility Practice and applicable Law.
     Coordination Committee(s): Shall mean the BSP I or BSP II coordination committees established and maintained pursuant to the respective Participation Agreement.
     Designated Easement Agreement: Shall mean the instrument that amends or restates the Blanket Easement Agreement pursuant to the terms of Section 10.02(b).
     Designated Easement Area: Shall mean the real property designated by the Owners pursuant to Section 10.02(b).
     Designated Representative: Shall have the meaning given to such term in Section 9.02.
     Dispute: Shall have the meaning given to such term in Section 14.01.
     Effective Date: Shall have the meaning given to such term in the preamble to this Agreement.
     Election Period: Shall have the meaning given to such term in Section 3.02(a)(ii).
     Electrical Substation: Shall have the meaning given to such term in Section 7.02.
     Energy: Shall mean energy having characteristics commonly known as three phase alternating current, with a nominal frequency of sixty (60) Hertz, a nominal voltage equivalent to that of Otter Tail’s or its successor’s transmission system, and measured in kilowatt-hours (kWh) or megawatt-hours (MWh).
     Engineering and Operating Committee(s) or E&O Committee(s): Shall mean the BSP I or BSP II engineering and operating committees established and maintained pursuant to the Participation Agreements.
     Environmental Law: Shall mean any Law relating to the environment and/or human health or safety, or governing, regulating or pertaining to the generation, treatment, storage, handling, transportation, use, release or disposal of any Hazardous Substance, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. § 9601 et seq., the Resource Conservation and Recovery Act, 42 U.S.C. § 6901 et seq., the Federal Water Pollution Control Act, 33 U.S.C. § 1251 et seq., the Clean Water Act of 1977, 33 U.S.C. § 1251 et seq., the Clean Air Act, 42 U.S.C. § 7401 et seq., and the Toxic Substances Control Act, 33 U.S.C. § 2601 et seq., all as amended from time to time.

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     FERC: Shall mean the Federal Energy Regulatory Commission or any Governmental Authority which preceded or hereafter may succeed the Federal Energy Regulatory Commission.
     FERC Accounts: Shall mean the uniform system of accounts established by FERC for public utilities and licensees subject to the provisions of the Federal Power Act, as in effect from time to time.
     Financing: Shall mean the financing undertaken by each of the BSP II Owners to purchase an ownership interest in BSP II.
     Force Majeure Event: Shall mean a cause or event beyond the reasonable control of, and without the fault or negligence of the Party claiming force majeure, including, without limitation, an emergency, acts of God, floods, earthquakes, hurricanes, or tornadoes; sabotage; vandalism beyond that which could reasonably be prevented by a Party; terrorism; war; riots; fire; explosion; blockades; insurrection; strike; slow down or labor disruptions (even if such difficulties could be resolved by conceding to the demands of a labor group); and action or failure to take action by any Governmental Authority after the Effective Date (including the adoption or change in any rule or regulation or environmental constraints lawfully imposed by such Governmental Authority), but only if such requirements, actions, or failures to act prevent or delay performance; and inability, despite due diligence, to obtain any licenses, permits, or approvals required by any Governmental Authority; provided, however, that the following shall not be Force Majeure Events:
(a)	the refusal of the Rural Utilities Service of the United States Department of Agriculture to approve GRE’s participation in BSP II;

(b)	the refusal of the Minnesota Public Utilities Commission to approve Otter Tail’s integrated resource plan with respect to BSP II; or

(c)	any Owner’s failure to perform any obligation under this Agreement due to its inability to obtain an authorization or approval from a Governmental Authority where such Governmental Authority issuing the authorization or approval is also the Owner.
     Governmental Authority: Shall mean any federal, state, local or municipal governmental body; any governmental, quasi-governmental, regulatory or administrative agency, commission, body or other authority exercising or entitled to exercise any administrative, executive, judicial, legislative, policy, regulatory or taxing authority or power; or any court or governmental tribunal; any independent system operator, regional transmission organization, reliability organization, or other regulatory body; in each case having jurisdiction over a Party, BSP I, BSP II, the BSP I Plant Site, the BSP II Plant Site, or the transmission system to which either Plant is interconnected.
     GRE: Shall have the meaning given to such term in the preamble to this Agreement.
     Group(s): Shall mean either the BSP I Owners, as a group, or the BSP II Owners, as a group, or both, as the case may be, when acting collectively with regard to BSP I or BSP II.

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     Hazardous Substance: Shall mean any pollutant, contaminant, substance, chemical or material known to cause cancer or reproductive toxicity, or listed or identified in, or governed or regulated by, any Environmental Law, and also expressly includes urea formaldehyde, polychlorinated biphenyls, dioxin, radon, lead-based paint, asbestos, asbestos-containing materials, nuclear fuel or waste, radioactive materials, explosives, and petroleum products, including but not limited to crude oil or any fraction thereof, natural gas, natural gas liquids, gasoline and synthetic gas, and coal ash and any other waste material, substance, pollutant or contaminant the presence of which on, in, about or under a site could subject the owner or operator thereof to any damages, penalties, fines or liabilities under any applicable Environmental Law.
     Heartland: Shall have the meaning given to such term in the preamble to this Agreement.
     Indemnified Parties: Shall have the meaning given to such term in Section 10.04.
     Insurance: Shall have the meaning given to such term in Section 9.05(a).
     Joint Facilities: Shall mean the facilities designated as Joint Facilities in this Agreement and any improvements thereto.
     Joint Facilities Agreements: Shall mean this Agreement and the Property Agreements.
     Joint Facilities Fee: Shall have the meaning given to such term in Section 9.03.
     Joint Scrubber: Shall have the meaning given to such term in Section 8.05.
     Law(s): Shall mean any and all federal, state, and local statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, orders, decrees, codes, plans, injunctions, permits, governmental agreements and governmental restrictions of any Governmental Authority, whether now or hereafter in effect.
     Losses: Subject in all respects to Section 12.01 of this Agreement, shall mean any and all costs, expenses, liabilities, damages, injuries or other financial losses of any kind or nature, including fines, penalties, claims, awards, judgments, demands, insurance deductibles, court costs and reasonable attorneys’ fees, incurred by such Person.
     Materials and Supplies: Shall mean materials and supplies obtained for use in the operation, maintenance or repair of the Plants (exclusive of fuel), the cost of which is charged to the applicable FERC Accounts.
     MISO: Shall mean the Midwest Independent Transmission System Operator, Inc. or any other applicable regional transmission organization.
     Montana-Dakota: Shall have the meaning given to such term in the preamble to this Agreement.
     Net Investment: Shall have the meaning given to such term in Section 9.05(b).

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     Non-Transferring Group: Shall have the meaning given to such term in Section 3.02(a).
     NorthWestern: Shall have the meaning given to that term in the preamble to this Agreement.
     O&M Costs: Shall have the meaning given to that term in Section 9.05(a).
     Operation & Maintenance Services Agreement or O&M Agreement: Shall mean that certain Operation & Maintenance Services Agreement entered into by and among the BSP II Owners and Otter Tail, as Operator.
     Operator: Shall mean the operator of each of or both, as the case may be, of the BSP I and BSP II Plants.
     Option to Purchase Contract: Shall mean that certain Option to Purchase Contract by and among the BSP I Owners and Otter Tail, as administrative agent on behalf of itself and the other BSP II Owners, substantially in the form attached hereto as Schedule 10.01(A).
     Otter Tail: Shall have the meaning given to such term in the preamble to this Agreement.
     Owner(s): Shall mean those Persons that from time to time own an Ownership Share in one or both Plants, including, as of the Effective Date, those Parties named in the preamble to this Agreement.
     Owners’ Insurance: Shall have the meaning given to such term in Section 11.02.
     Ownership Share: Shall mean the ownership interest of a particular Owner in a Plant.
     Participation Agreement(s): Shall mean the BSP II Participation Agreement and the BSP I Ownership Agreement.
     Party or Parties: Shall have the meaning given to those terms in the preamble to this Agreement.
     Person: Shall mean an individual, a partnership, a corporation, a limited liability company, an association, a joint-stock company, a business trust, consumers powers district, cooperative, unincorporated association, government or any subdivision thereof, or an organized group of individuals (whether incorporated or not), or a receiver, trustee or other liquidating agent of any of the foregoing in his capacity as such.
     Plant(s): Shall mean BSP I or BSP II or both, as the case may be.
     Plant Property: Shall mean property comprising the Plant and all other property (real, personal or fixtures, tangible or intangible), as well as property owned by the Owners for use exclusively in the construction, operation, maintenance or repair of the Plants.
     Property Agreements: Shall mean the Option to Purchase Contract, memorandum thereof, and the Blanket Easement Agreement.

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     Property Taxes: Shall have the meaning given to that term in Section 9.05(a).
     Prudent Utility Practice: Shall mean any of the practices, methods or acts (i) required by applicable Laws, the National Electric Safety Code, MISO, the North American Electric Reliability Council, or the successors of any of them, whether or not a Party is a member thereof, or (ii) otherwise engaged in or approved by a significant portion of the utility electric generation industry during the relevant time period or any of the practices, methods and acts that in the exercise of reasonable judgment in light of the facts known at the time the decision was made, could have been expected to accomplish the desired result at a reasonable cost consistent with good business practices, reliability, safety and expedition. Prudent Utility Practice is not intended to be limited to the optimum practice, method or act to the exclusion of all others, but rather to be acceptable practices, methods or acts generally accepted in the upper Midwest region.
     Representative: Shall mean, with respect to a Party, any principal, shareholder, director, officer, employee or agent of such Party or its Affiliates, but only to the extent, in each case, such individual is engaged in the fulfillment of an obligation under this Agreement and is fulfilling such obligation in his or her capacity as a principal, shareholder, director, officer, employee or agent of such Party or its Affiliate.
     SMMPA: Shall have the meaning given to such term in the preamble to this Agreement.
     Term: Shall have the meaning given to such term in Section 16.01.
     Third Party(ies): Shall mean any Person other than an Owner or an Affiliate of an Owner.
     Transfer, Transferred or Transferring: Shall mean any actual, attempted, proposed or purported sale, assignment, conveyance, transfer, gift, exchange, mortgage, pledge, encumbrance (including, but not limited to, liens of any kind), hypothecation, grant of a security interest in or other disposition, whether voluntary or involuntary.
     Transferring Group: Shall have the meaning given to such term in Section 3.02(a).
     Use Factor: Shall have the meaning given to such term in Section 9.05(a).
     Water Resources Joint Facilities: Shall have meaning given to such term in Section 4.01.
     Willful Action: Shall mean any act or omission of a Party (including an Owner acting as Operator), done or not done, at the direction of its directors, a corporate officer or other employee having management responsibilities in respect of the matter involved, which:
(a)	is knowingly or intentionally done or not done with conscious indifference to the consequences, or with the expectation that injury or damage to other Owners or any other Person would, or would be reasonably likely to, result therefrom; or

(b)	is determined by final judgment or decree of a court having jurisdiction, to be a material default under this Agreement, and occurs or continues beyond the time

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specified in such judgment or decree for curing such default, or if no time to cure is specified therein, occurs or continues beyond a reasonable time to cure such default.
     WMMPA: Shall have the meaning given to such term in the preamble to this Agreement.
ARTICLE II
JOINT FACILITIES: IDENTIFICATION, OWNERSHIP, ADEQUACY, AND
CHANGES
     2.01 Identification and Common Use of Joint Facilities. The Joint Facilities shall consist of the BSP I Joint Facilities and the BSP II Joint Facilities described in this Agreement and the Schedules and Exhibits attached hereto, including, without limitation, those Joint Facilities specifically described in Article IV, Article V and Article VI of this Agreement. As contemplated by this Agreement, the Option to Purchase Contract (if exercised), and the Blanket Easement Agreement, each Group shall have the right to use and have access to the Joint Facilities.
     2.02 Ownership of Joint Facilities. Each Group shall own, lease, or otherwise provide its respective Joint Facilities hereunder. No instruments by which title or other property interest in any Joint Facilities is acquired by the Owners, or by which the title or other property interest of the Owners in any Joint Facilities is evidenced, shall contain any provisions inconsistent with the provisions or intent of this Agreement.
     2.03 Waiver of Partition Rights. No Owner or Group shall resort to any action at law or in equity to partition any Joint Facility (either by partition in kind or by the sale of the subject property and division of the proceeds), and each Owner and Group hereby expressly waives the benefit of all Laws that may now or hereafter authorize such partition for a term that is coterminous with the Term or for such lesser period as may be required or permitted by applicable Law.
     2.04 Right of Possession. No Owner or Group shall lease or otherwise grant to another Person the right of possession as to any of the Joint Facilities, except as provided under this Agreement.
     2.05 Adequacy of Property. While the real property described in the Property Agreements is intended to include land, easements and other rights adequate for the investigation, design, construction and operation of BSP II and the continuing operation of BSP I, the Groups acknowledge that it is anticipated that either Group may require additional real property in connection therewith. Accordingly, at any time during the Term, if the Groups reasonably determine additional real property or new Joint Facilities or modifications to existing Joint Facilities are necessary or desirable, the Groups agree to negotiate in good faith for the rights to acquire and to acquire any additional real property which may be necessary for the construction and operation of such new Joint Facilities or such modifications to Joint Facilities, including, but not limited to, real property and rights to use real property owned by the other Group.

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     2.06 Changes to Joint Facilities.
(a)	A Group shall not make any modification, addition to, or alteration of, any of that Group’s Joint Facilities exceeding (*) (a “Change”) without the prior written consent of the other Group, except in an emergency (as determined in good faith by such Group’s E&O Committee) and consistent with Prudent Utility Practice. For purposes of this Section 2.06(a), the cost of a Change shall be measured on a project work order basis, including, when applicable, the aggregate cost as detailed on a series of related project work orders. One hundred eighty (180) days prior to the planned commencement of work on such Change, the Group desiring to make such a Change shall first give written notice to the other Group, which written notice shall describe in detail the desired Change. Upon receipt of written notice of a desired Change, the other Group shall have ninety (90) days to object in writing that such Change is: (1) likely to prevent or substantially impair the Joint Facility from being useful in the normal operation of the other Group’s Plant, or (2) that the other Group is likely to suffer materially increased expenses for use of the Joint Facility due to the Change and, in either case, that the Change is not necessary to allow the Joint Facility to be used in accordance with Prudent Utility Practice. Any objection shall describe in detail the reasons the objecting Group believes the Change will prevent or substantially impair the useful operation of the Joint Facility or materially increase the expense of using the Joint Facility. If an objection is made, the Groups shall negotiate in good faith to arrive at a mutually acceptable Change, an acceptable alternate Joint Facility Fee, or another mutually acceptable resolution. Specifically, the Groups shall promptly make all reasonable efforts to resolve the dispute about the Change by amicable negotiations involving senior management representatives of the Groups. Each Group agrees to provide the other Group frank, candid and timely disclosure of relevant facts, information and documents to facilitate the negotiations. If investigation or testing by Third Party experts would be of benefit to the Groups in resolving the dispute, the Groups shall cooperate with each other to facilitate such investigation or testing, as well as the allocation of any costs and expenses of Third Party experts.
(i)	If the Groups fail to resolve the dispute within thirty (30) days after the delivery of the objecting Group’s written notice, either Group’s sole remedy shall be to refer the dispute to arbitration pursuant to the arbitration rules of the American Arbitration Association then in effect, by delivering to the other Group a written notice containing the following:
(1)	a statement of the issue or issues in dispute; and

(2)	a statement that the dispute is being referred to arbitration.
Any arbitration shall be conducted in Minneapolis, Minnesota, unless the Groups shall mutually agree upon an alternate location.

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(ii)	A dispute submitted to arbitration shall be conducted by three arbitrators, selected from a panel of arbitrators provided by the American Arbitration Association as follows:
(1)	each Group shall select one arbitrator; and

(2)	the two arbitrators selected by each Group shall select the third arbitrator.
All three (3) arbitrators shall be impartial and independent of the Groups and shall have experience and skill in the resolution of commercial disputes in the electric utilities industry. Nothing in this Section 2.06(a) shall preclude the Groups from agreeing to settle a dispute under Section 2.06(a) in another manner or to alter the arbitration provisions, including, without limitation, the number of arbitrators.

(iii)	To the extent possible, all disputes between the Groups pursuant to this Section 2.06(a) will be consolidated and dealt with in a single arbitration proceeding. No arbitration initiated by the Groups shall include, by consolidation, joinder or otherwise, any other Person unless such Person is required in order for complete relief to be accorded in the arbitration.

(iv)	This agreement under Section 2.06(a) to arbitrate under certain circumstances shall be specifically enforceable in any court having jurisdiction thereof. Any decision rendered by the arbitrators pursuant to any arbitration shall be final and binding upon the Groups and judgment may be entered in accordance with applicable Law in any court of competent jurisdiction.

(v)	The arbitrators shall determine whether the Change should not occur, either because (a) the Change will prevent or substantially impair the useful operation of the Joint Facility or (b) because the Change will materially increase the expense of using the Joint Facility and is not necessary to allow the Joint Facility to be used in accordance with Prudent Utility Practice. If the arbitrators determine that either (a) or (b) above applies to the Change, the Change shall not occur. The arbitrators shall have jurisdiction and authority to interpret, apply, or determine compliance with the provisions of this Agreement insofar as shall be necessary to the determination of issues properly before the arbitrators, including the right to order specific performance against either Group. The arbitrators shall not have jurisdiction or authority to alter the provisions of this Agreement. The arbitrators shall apportion between the Groups, all costs, expenses and charges, including reasonable attorneys’ fees and expenses, incurred by the Groups in the conduct of the arbitration.

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(vi)	During the continuation of any dispute arising under this Section 2.06(a), the Groups shall continue to perform their respective obligations under this Agreement, including prompt and timely payment of all amounts due hereunder.
(b)	If a Group desires that a capital improvement be made to one or more of the other Group’s Joint Facilities, which the other Group chooses not to make, the Group refusing to make such capital improvement must provide written justification for its refusal in response to a written request (including justification) for such capital improvement. If the Group seeking the capital improvement contends that the justification provided by the Group that opposes the capital improvement is not reasonable, the sole remedy of the Group seeking the capital improvement shall be to pursue dispute resolution as provided in Section 2.06(a) to seek a determination of whether the justification made by the Group that refused to make the capital improvement is reasonable. If the arbitrators’ final determination in such dispute resolution is that the justification for refusal is unreasonable, the refusing Group must make the capital improvement and the cost of the capital improvement shall be split equally between the Groups and only those costs borne by the Group that owns the Joint Facility shall be applied to the Joint Facilities Fee formula or its depreciated book value for purposes of Section 3.03. The Group that desired the capital improvement shall be required to purchase such improved Joint Facility, pursuant to Section 3.03, in the event the other Group is the first of the two Groups to decommission its Plant. If the arbitrators’ final determination is that the justification for refusal is reasonable, the refusing Group need not make the capital improvement, in which case the Group that requested the capital improvement may not again request the same or a similar capital improvement to the same Joint Facility for a period of two (2) years from the date of the arbitrators’ final determination.

(c)	Without the prior written consent of the BSP I Owners, which consent shall not be unreasonably withheld, the BSP II Owners may not, during the construction of BSP II, modify, add to, remove, or alter any BSP I Joint Facility. The BSP II Owners shall provide reasonable written notice to the BSP I Owners prior to making such modification, addition, removal or alteration, and, upon written consent, the BSP II Owners will ensure that such change does not prevent or impair the normal operation of BSP I or increase the BSP I Owners’ expenses for normal operation of the BSP I Joint Facility or of BSP I. In the event such a change prevents or impairs the normal operation of BSP I or increases the BSP I Owners’ expenses for normal operation of the BSP I Joint Facility or of BSP I, the BSP II Owners will be responsible for all reasonable costs causally related to such impairment or expense increases. If the BSP I Owners and the BSP II Owners cannot arrive at a mutually acceptable resolution regarding responsibility for such reasonable costs, the sole remedy for either Group shall be to pursue dispute resolution as provided in Section 2.06(a).
     2.07 Construction of New Joint Facilities. Except for specific Joint Facilities to be constructed pursuant to this Agreement, each Group may construct new facilities on its own

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Plant site without the prior consent of the other Group and without making any such new facility available to the other Group as a Joint Facility. Except as provided in Section 2.06(c), a Group may not construct a facility that, to any extent, is located on or requires the use of the other Group’s Plant site without the prior written consent of the other Group, which prior written consent may be denied in the sole discretion of the other Group. The Groups may, however, choose to cooperate with each other in the construction of new Joint Facilities.
ARTICLE III
TRANSFER OF OWNERSHIP INTERESTS IN AND OF JOINT FACILITIES
     3.01 Transfers of Ownership Interests in Joint Facilities. A Party’s or a Group’s ownership interest in a Joint Facility may only be Transferred as permitted under the Participation Agreement applicable to that Party or Group.
     3.02 Right of First Refusal for Joint Facilities. Beginning on the Effective Date, a Group may not Transfer (including, without limitation, by sale) ownership (whether partial or all) of a Joint Facility, except as provided in Section 3.01, unless it first complies in all respects with the right of first refusal process contained in this Section 3.02.
(a)	If a Group (the “Transferring Group”) desires to Transfer ownership of a Joint Facility pursuant to a bona fide written offer from a Third Party, it shall first offer such Joint Facility to the other Group (the “Non-Transferring Group”) according to the following procedure:
(i)	The Transferring Group shall notify the Non-Transferring Group of its intention to Transfer ownership of such Joint Facility and furnish the Non-Transferring Group with a copy of the bona fide written offer signed by the proposed Third Party transferee setting forth, in reasonable detail, the price, terms and conditions (including, without limitation, source and terms of financing) of the proposed Transfer. To be a bona fide written offer, such offer must be for all cash.

(ii)	The Non-Transferring Group shall have ninety (90) days (the “Election Period”) in which to elect in writing to the Transferring Group to purchase the Joint Facility on all of the same terms and conditions as are set forth in the Third Party’s bona fide written offer to the Transferring Group. In this case, the sale and purchase shall be consummated within one hundred eighty (180) days after the end of the Election Period.

(iii)	If, by the end of the Election Period, the Non-Transferring Group has not elected to purchase the Joint Facility, then the Transferring Group shall be entitled, for a period of one hundred eighty (180) days after the end of the Election Period, to sell the Joint Facility to the proposed Third Party, in all respects pursuant to the terms of its bona fide written offer. If the Transfer of the Joint Facility to the Third Party is not completed within said one hundred eighty (180) day period, the Joint Facility shall again become subject to the right of first refusal contained in this Section 3.02.

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     3.03 Decommissioning.
(a)	If a Group decides to decommission any of its Joint Facilities, either separate from, or in conjunction with, the decommissioning of its entire Plant, it shall first offer in writing to sell any such Joint Facilities to the other Group for (*).

(b)	The non-decommissioning Group must accept such offer in writing no later than ninety (90) days from the date of receipt of the written offer to sell. If such offer is not accepted, the offer shall be deemed rejected. For purposes of this Section 3.03, the costs of decommissioning shall include, without limitation, the removal of all improvements to real estate and all personal property, including all materials, supplies, equipment, and waste associated with such Joint Facility, and any reclamation required by applicable Law in connection with such decommissioning. The right of first refusal provisions contained in Section 3.02 shall not apply to any Transfer contemplated in this Section 3.03.
     3.04 Covenants Run With Land. The provisions of this Agreement, including, without limitation, the right of first refusal provisions contained in Section 3.02, shall constitute covenants running with the land as to the interests in real property which are made subject hereto and shall bind each Owner and its successors and assigns.
ARTICLE IV
WATER RESOURCES JOINT FACILITIES
     4.01 Water Resources Joint Facilities. For purposes of this Agreement, the “Water Resources Joint Facilities” are those water resources and related facilities used to transport, store and treat water necessary in the operation of BSP I and BSP II. Water Resources Joint Facilities shall consist of the facilities described in this Article IV and the Water Resources Joint Facilities set forth in Schedule 4.01 attached hereto.
     4.02 Water Restrictions Caused By Drought or Other Conditions.
(a)	The Groups acknowledge that the Water Resources Joint Facilities to be constructed and owned by the BSP II Owners shall be designed to provide a benefit to the BSP I Owners by increasing the water available to operate BSP I and, thereby, increasing the ability of BSP I to operate during drought conditions. If at any time during the Term, either BSP I or BSP II would be required to materially reduce the Energy output of its Plant due to lack of adequate water caused by drought or other causes, the Groups shall meet and negotiate in good faith to find a resolution that minimizes the impact on both Plants and maximizes the collective electrical output of both Plants, including, without limitation, entering into power purchase agreements that would allow both Groups to minimize the reduction of each Plant’s electrical output.

(b)	If the Groups cannot reach a mutually satisfactory resolution, each Plant’s electrical output shall be reduced proportionally, based upon the relative amounts of water used by BSP I and BSP II prior to such condition (i.e., the Plant with the

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greater water consumption shall reduce its electrical output to a greater extent than the Plant with the lesser water consumption), with each Plant’s reduction being in such amount as is required so that, following such reductions, the combined water use of both Plants does not exceed the amount of water projected to be available for at least the next six (6) months. For purposes of determining the relative water use of the Plants as described in this Section 4.02(b), each Plant’s water consumption shall be calculated based upon assumed operation at levels equal to the Plant’s accredited Capacity. However, in the event that BSP II has not yet been accredited for Capacity, said calculation shall be based upon assumed operation at levels equal to the nameplate Capacity of each Plant. The Groups shall share the available water accordingly until such time as sufficient water adequate to operate both Plants at full Capacity shall be available.
     4.03 New Brine Concentrator. The BSP II Owners shall construct, pay for, and own a new brine concentrator which will be a BSP II Joint Facility. The existing BSP I brine concentrator, sludge pond, water and product lines, and brine concentrator control room will be BSP I Joint Facilities. The following provisions shall apply regarding the brine concentrators:
(a)	Size. The new BSP II brine concentrator shall be designed and constructed to have brine processing capacity at least equal to the existing BSP I brine concentrator.

(b)	Water and Product Lines. If the BSP II Owners determine that the existing BSP I brine concentrator water supply and product lines do not have sufficient capacity to support the new brine concentrator, then the BSP II Owners shall construct, pay for, and own new water supply and product lines to supply both the new and existing brine concentrators. The new water supply and product lines shall be BSP II Joint Facilities.

(c)	Sludge Pond. If the BSP II Owners determine that the existing BSP I brine concentrator sludge pond does not have sufficient capacity to support the new BSP II brine concentrator, then the BSP II Owners shall construct, pay for, and own a new sludge pond. The new sludge pond shall be a BSP II Joint Facility.

(d)	Disposal of Brine Concentrator Waste. The costs for disposal of brine concentrator waste, whether from the existing BSP I brine concentrator or the new BSP II brine concentrator, shall be shared equally between the Groups.

(e)	New Brine Concentrator Electrical Substation. The BSP II Owners shall construct, pay for, and own a new electrical substation to provide electric service to the new BSP II brine concentrator. The new BSP II brine concentrator electrical substation shall be a BSP II Joint Facility.

(f)	Property Rights. If the Groups jointly determine it is necessary, the BSP I Owners shall execute and deliver any easements or rights-of-way, or sell any property (at the price set forth in Section 10.01), to the extent that are reasonably necessary to enable the BSP II Owners to construct the new BSP II brine

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concentrator, new water and product lines, and new BSP II brine concentrator electrical substation.

(g)	Fees and Maintenance. The BSP II Owners shall not charge the BSP I owners a fee for the use of the new BSP II brine concentrator, the new water and product lines, or the new BSP II brine concentrator substation. The Groups shall share the ongoing maintenance costs of the existing BSP I brine concentrator and the new BSP II brine concentrator equally.
     4.04 Lake Water Intake and Pipeline Structure. The lake water intake and pipeline structure, and its various components set forth on Schedule 4.04, and including, without limitation, the water intake building and all associated pumping and operational equipment located on the shore of Big Stone Lake and the forty-eight (48) inch concrete pipeline from the Long Lake building on the shore of Big Stone Lake to the existing discharge structure, which consists of the concrete weir located in the brine concentrator make-up pond and existing on the Effective Date shall be BSP I Joint Facilities. The BSP II Owners shall pay a fee for the use of the lake water intake and pipeline structure as calculated pursuant to Section 9.05.
     4.05 Cooling Water Pond. The three hundred forty (340) acre cooling water pond immediately adjacent to BSP I, used by BSP I, existing as of the Effective Date, and identified on Schedule 4.05, shall be a BSP I Joint Facility. Any makeup water necessary for the operation of the BSP II cooling towers will come from the cooling water pond. Any makeup water necessary for the cooling water pond will come from the BSP I storage ponds, described in Section 4.06 hereof. There will be no fee charged for the use of the cooling water pond and the Groups shall share the ongoing cost of maintenance of the cooling water pond equally.
     4.06 Water Storage Ponds. The approximately one hundred (100) surface acres holding pond closest to Highway 109 and the approximately two hundred (200) surface acre evaporation ponds used by BSP I and existing as of the Effective Date, and identified on Schedule 4.05, shall be BSP I Joint Facilities. As of the date of Commercial Operation, the holding pond and the evaporation pond will be used as water storage ponds for both Plants, but shall remain BSP I Joint Facilities. The BSP II Owners shall construct an additional water storage pond, to be located Southwest of the Plant site, that will be a BSP II Joint Facility. Collectively, the storage ponds will supply makeup water to the cooling water pond. The BSP II Owners shall construct, pay for, and own any pumps and a pipeline necessary to connect the storage ponds to the cooling pond. These pumps and pipeline shall be BSP II Joint Facilities. There will be no Joint Facilities Fees or other fees charged for the use of the storage ponds. BSP II Owners shall be solely responsible for the ongoing cost of maintenance of any pumps and pipeline necessary to connect the storage ponds to the cooling pond.
     4.07 BSP II Cooling Tower Blowdown Pond. The BSP II Owners shall construct, pay for, and own a new cooling tower blowdown pond on the western edge of the BSP II Plant Site, identified on Schedule 4.07 (“BSP II Cooling Tower Blowdown Pond”). The BSP II Cooling Tower Blowdown Pond shall be maintained at the sole cost of the BSP II Owners and will not be a Joint Facility. Notwithstanding the foregoing sentence, the BSP II Cooling Tower Blowdown Pond shall be used to provide water supply to both the existing BSP I brine concentrator and new BSP II brine concentrator. The BSP II Owners shall construct, pay for,

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and own any pumps or pipeline necessary to connect the BSP II Cooling Water Blowdown Pond to the existing and new brine concentrators. No fee shall be charged for the BSP I Owners use of the BSP II Cooling Water Blowdown Pond to provide water supply to the existing brine concentrator. BSP II Owners shall be solely responsible for the ongoing cost of maintenance of any pumps and pipeline necessary to connect the BSP II Cooling Water Blowdown Pond to the existing BSP I brine concentrator and the new BSP II brine concentrator.
     4.08 Demineralizer Trains. The BSP II Owners shall purchase and erect a new demineralizer train at BSP I to supplement the existing system of vessels, piping, valves, and controls for preparing the main boiler supply water on the ground floor of the BSP I main building, between column lines C6 to L and column lines 8 to 9, with all three demineralizer trains operated out of the same location. The two existing demineralizer trains shall be BSP I Joint Facilities and the new demineralizer train shall be a BSP II Joint Facility. There will be no fee charged for the use of the existing or new demineralizer trains and the BSP I Owners and BSP II Owners shall split the ongoing cost of maintenance of the three demineralizer trains between the two Plants in proportion to the demineralized water use of the Plants, measured (and not calculated) in gallons during the previous calendar year.
     4.09 Cold Lime Softener. The BSP II Owners intend to purchase from the BSP I Owners the existing BSP I cold lime softener at depreciated book value and associated real estate identified on Schedule 4.05. If the BSP II Owners exercise their option to purchase the real estate described in the Option to Purchase Contract, they shall purchase the cold lime softener from the BSP I Owners on the date the Option to Purchase Contract is exercised. If this purchase occurs, the cold lime softener shall not be a BSP II Joint Facility. The BSP II Owners shall construct, pay for, and own a new pipeline and any additional facilities necessary to connect the cold lime softener discharge to the BSP II Plant’s circulating water system. The new facilities referred to in the preceding sentence shall not be Joint Facilities. The BSP II Owners shall be solely responsible for the ongoing costs of maintenance for the cold lime softener, if purchased from the BSP I Owners.
ARTICLE V
COAL AND ASH JOINT FACILITIES
     5.01 Coal And Ash Joint Facilities. For purposes of this Agreement, the “Coal and Ash Joint Facilities” are those facilities used to receive and store coal and ash necessary in the operation of, or produced from the operation of, BSP I and BSP II. Coal and Ash Joint Facilities shall consist of the facilities described in this Article V and in the “Coal and Ash Joint Facilities” set forth in Schedule 5.01 attached hereto.
     5.02 Coal Dead Storage Area. The coal dead storage pile area used by BSP I and existing as of the Effective Date shall be a BSP I Joint Facility. Contemporaneously herewith, the Owners have entered into the Option to Purchase Contract, which, among other things, contemplates the purchase by the BSP II Owners of a portion of the existing coal dead storage area. If the BSP II Owners purchase a portion of the existing coal dead storage area, the portion purchased shall be a BSP II Joint Facility. The existing coal dead storage area is adequate for the storage and stockpiling of coal in sufficient quantities for both BSP I and BSP II and both Groups may use the coal dead storage area to store any amount of coal as may be needed for the

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operation of BSP I and BSP II. There will be no Joint Facilities Fees or other fee charged for the use of the coal dead storage areas (other than costs related to the initial development by BSP II of its share of the site (which costs shall be borne exclusively by BSP II)), and the Groups shall share the ongoing cost of maintenance of the coal dead storage areas equally.
     5.03 BSP II Live Coal Storage. The BSP II Owners shall construct, pay for, and own a new conveyor from the head of the #2 conveyor (located in the coal dead storage area) to the new BSP II coal storage silos. The new conveyor shall have a retractable plow suitable for use to provide stack-out to dead storage. A description of the new conveyor system and the stack-out chute is set forth on Schedule 5.03 attached hereto. The new conveyor shall be maintained at the sole cost of the BSP II Owners and will not be a Joint Facility. The new stack-out chute will be a BSP II Joint Facility. There will be no fee charged for the use of the new stack-out chute and the ongoing cost of maintenance of the new stack-out chute shall be shared equally between the Groups.
     5.04 Coal Measuring Procedure. All coal that enters or leaves the coal dead storage pile area shall be measured and accounted for pursuant to procedures to be developed by the Operator. Such procedures shall provide for the accurate and complete measurement of the coal inventory of each Group and the use of such coal and, as appropriate, shall reflect the quality of coal and any shrinkage.
     5.05 New Coal Yard Shop. The BSP II Owners shall construct, pay for, and own a new coal yard shop for storage and maintenance of mobile equipment used in connection with coal and ash handling. The new coal yard shop shall be located on land that the BSP II Owners anticipate purchasing from the BSP I Owners pursuant to the Option to Purchase Contract. The new coal yard shop shall be a BSP II Joint Facility. Although a Joint Facility, no Joint Facilities Fee or other fee shall be charged to the BSP I Owners for use of the new coal yard shop, and the BSP II Owners shall be solely responsible for the cost of maintenance of the new coal yard shop.
     5.06 Mobile Equipment. The BSP I mobile equipment, consisting of the types of mobile equipment listed on Schedule 5.06 hereto, shall be BSP I Joint Facilities. Ninety (90) days before the date of the first coal delivery to BSP II, the BSP II Owners shall purchase one-half of such mobile equipment from the BSP I Owners at its depreciated book value. Any new mobile equipment that the Groups agree is required for joint use by BSP I and BSP II shall be purchased with one-half of the cost borne by the BSP I Owners and one-half borne by the BSP II Owners, so that, to the extent possible, ownership of the mobile equipment is divided equally between the Groups. With respect to the types of mobile equipment required to have certificates of title under applicable Law, the BSP I Owners and BSP II Owners shall each endeavor to purchase individual units of such mobile equipment in order that the value, measured by the purchase price, shall approximate, as much as possible, half of the value of such mobile equipment required to have certificates of title. All new mobile equipment purchased by the BSP I Owners that is intended to be used jointly by the Groups shall be BSP I Joint Facilities. All new mobile equipment purchased by the BSP II Owners that is intended to be used jointly by the Groups shall be BSP II Joint Facilities. Each Group shall split the cost of maintaining all mobile equipment in proportion to the coal consumption at the two Plants; provided, however, that each Group shall pay all costs associated with owning and operating its own motor vehicles. The

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E&O Committees shall, to the extent necessary, develop policies and procedures to implement the mobile equipment ownership arrangement of this Section 5.06.
     5.07 Coal Receiving System, Rail Spur and Coal Unloading Facilities. The coal receiving system, rail spur and fuel unloading facilities used for BSP I and existing on the Effective Date shall be BSP I Joint Facilities. The coal receiving system, rail spur and fuel unloading facilities consist of such facilities as are necessary for transporting, loading and unloading coal and other materials, including but not limited to BSP I’s rail spur, rail car rotary dumper, positioner and #1 and #2 conveyors all as described more fully in Schedule 5.07 attached hereto. The BSP II Owners shall pay a fee for the use of the coal receiving system, rail spur and fuel unloading facilities as calculated pursuant to Section 9.05.
     5.08 Rail Cars. BSP I currently leases rail cars under a fifteen (15) year lease, which lease terminates in 2011, and thereafter shall lease or purchase, as it deems appropriate, its rail cars. BSP II shall purchase or lease rail cars, as it deems appropriate. The BSP I rail cars shall be BSP I Joint Facilities and the BSP II rail cars shall be BSP II Joint Facilities. Each Group’s rail cars shall be used principally for the benefit of the Group that owns or leases the rail cars, but the Operator may use any of the rail cars for both Plants if it determines such use is efficient. For rail cars of one Plant being used by the other, a usage fee for rail cars shall be determined by the Operator at the end of each calendar year based on the actual usage of the rail cars by BSP I and BSP II and the actual costs associated with the same. Each Plant will bear its own costs for leasing, operating or maintaining its rail cars.
     5.09 Ash Disposal Area. The existing BSP I ash disposal site shall be a Big Stone I Joint Facility. Both Groups shall pay for ongoing capital improvements made to the ash disposal site after the date BSP II first achieves Commercial Operation, including but not limited to any reclamation costs and any environmental remediation costs, in proportion to each Plant’s total volume of ash deposited in the site. Other than as specifically included herein, the BSP II Owners shall not pay for any volume of the existing ash disposal site consumed as a result of BSP II Plant ash being deposited. Instead, a calculation will be made of the volume of the existing site consumed by the ash from the BSP II Plant, and when and if it becomes necessary to construct a new ash disposal site, the BSP II Owners shall pay for all costs associated with creation of a new site with a capacity equal to the volume of ash that was disposed by BSP II into the existing ash disposal site. Nothing herein shall prevent the Groups from agreeing to the creation of a new site larger in capacity than that required by the previous sentence, and in such event, the costs of creating such ash disposal site shall be as the Groups may agree. All costs of maintaining a new site shall be shared between the Groups in proportion to the volume of ash deposited by each Plant on an ongoing basis. Each Group will pay its costs associated with delivering its respective ash to the existing ash disposal site and any new ash disposal site.
     5.10 Relocation of Ash Silo. The existing BSP I ash silo, a thirty-five (35) feet by sixty-four (64) feet and three (3) inches steel fly ash bin manufactured by the United Conveyor Corporation, shall be relocated by the BSP II Owners, at their sole expense, to a location at the BSP II Plant Site agreed to by the Groups. The relocated BSP I ash silo shall continue to be owned by BSP I Owners and shall not be a Joint Facility. The BSP I Owners shall not be charged for the use of the BSP II property on which ash silo will be relocated. BSP I Owners shall be responsible for all costs of maintaining the BSP I Ash Silo.

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ARTICLE VI
ADDITIONAL JOINT FACILITIES
     6.01 Plant Joint Facilities. The “Additional Joint Facilities” are those facilities described in this Article VI and in those Additional Joint Facilities set forth in Schedule 6.01 attached hereto.
     6.02 Warehouse. The existing BSP I fifty-eight (58) feet by two hundred and ten (210) feet coal yard shop building adjacent to the existing BSP I cooling pond and north of the existing BSP I pollution control equipment currently being used by BSP I as of the Effective Date will be a BSP I Joint Facility and will become a warehouse for both BSP I and BSP II for storage of Materials and Supplies. Although a Joint Facility, there will be no Joint Facilities Fee or other fee charged for the use of the warehouse and the Groups shall share the ongoing cost of maintenance of the warehouse equally. The BSP II Owners shall construct and pay for all costs associated with converting the existing BSP I coal yard shop into a warehouse, including, without limitation, any upgrades or modifications to the existing computerized tracking system for parts and inventory required to permit tracking of parts and inventory so that if either Plant uses Materials and Supplies owned by the other Plant and which are stored in the warehouse, an accounting of such use shall be possible. Reimbursement for any Materials and Supplies of one Plant used by the other Plant will be at original cost plus twenty percent (20%).
     6.03 Office and Locker Room. The BSP II Owners shall construct, pay for and own additional office and locker room space as needed. Any new office or locker room space constructed by the BSP II Owners will be a BSP II Joint Facility. BSP I Owners shall be allowed to use any office and locker room space built by the BSP II Owners and needed in connection with the operation of BSP I at no charge. The existing office and locker room will be BSP I Joint Facilities. BSP II Owners shall be allowed to use any existing office and locker room space needed in connection with the operation of BSP II at no charge. The Groups shall share the ongoing cost of maintenance of the office and locker rooms equally.
     6.04 Roads and Parking. The BSP II Owners shall construct, pay for and own additional roads and parking as needed. The existing roads and parking will be BSP I Joint Facilities. Any new roads and parking constructed by the BSP II Owners will be BSP II Joint Facilities. The Groups shall share the ongoing cost of maintenance of the roads and parking equally.
     6.05 Control Room. Except for the distributed control systems and all other systems necessary for the operation and control of BSP I, the control room used for the operation and control of BSP I and existing on the Effective Date shall be a BSP I Joint Facility. The BSP II Owners shall construct, pay for and own all distributed control systems and all other systems necessary for the operation and control of BSP II and located in the control room. Any new distributed control systems and all other systems necessary for the operation and control of BSP II and located in the control room and paid for by the BSP II Owners shall not be Joint Facilities. Except for the distributed control systems and all other systems necessary for the operation and control of each Plant which will be separately owned by each Plant, BSP I Owners and BSP II Owners shall share the ongoing cost of maintenance of the control room equally between the two Plants. BSP I Owners and BSP II Owners shall cooperate to direct the Operator on the most

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effective use of the control room to operate both Plants. Nothing herein shall prevent the Owners from establishing a common distributed control system.
     6.06 Common Fire System. The existing fire system, consisting of the electric and diesel fire pumps in the circulating water inlet building and all associated supply piping, valves, hydrants, and hydrant buildings at the BSP I Plant Site and currently used for BSP I and existing on the Effective Date will be a BSP I Joint Facility. The BSP II Owners shall construct and pay for additions and upgrades to the fire system which the Groups agree are needed for the construction and operation of BSP II. Any new additions to the fire system constructed and paid for by the BSP II Owners shall be BSP II Joint Facilities. There will be no Joint Facilities Fees or other fee charged for the use of the existing fire system or any additions or upgrades and the BSP I Owners and BSP II Owners shall share the ongoing cost of maintenance of the common fire system in proportion to the nameplate Capacity of the two Plants.
ARTICLE VII
ELECTRICAL SUBSTATION
     7.01 MISO Interconnection Request. The BSP II Owners have submitted an interconnection request to the MISO and pursuant to MISO’s FERC-filed tariff addressing such interconnection requests, the BSP II Owners anticipate entering into an interconnection agreement with MISO and affected transmission owners. The BSP II Owners shall provide a copy of all interconnection studies done by or with MISO regarding BSP II to the BSP I Owners.
     7.02 Transmission Owners’ Additions and Upgrades. To the extent any additions or upgrades to the BSP I electrical substation (the “Electrical Substation”) are required due to the construction of BSP II, and such additions or upgrades are deemed to be on the transmission owners’ side of the point of interconnection (as defined in the MISO interconnection agreement or pursuant to the BSP II Participation Agreement), then the costs of such additions or upgrades shall be as directed in the MISO interconnection agreement. The BSP II Owners shall reimburse the BSP I Owners for any such costs, but only to the extent any such additions or upgrades are required to be made pursuant to the MISO interconnection agreement.
     7.03 Generation Owners’ Additions and Upgrades. Any additions or upgrades required to be made to the Electrical Substation that are deemed to be on the generators’ side of the point of interconnection (as defined in the MISO interconnection agreement) shall be made by, owned, maintained, and paid for by the BSP II Owners and shall be BSP II Joint Facilities. Those components of the Electrical Substation that do not require additions or upgrades shall continue to be owned by the BSP I Owners and shall be BSP I Joint Facilities. Before making any such additions or upgrades, the BSP II Owners shall provide information regarding the same to the BSP I Owners. This information shall include, but not be limited to, a one-line diagram showing the proposed additions and upgrades to the Electrical Substation. All such additions or upgrades (including, without limitation, the one-line diagram) must be approved by the BSP I Owners, which approval shall not be unreasonably withheld, before the BSP II Owners make any such additions or upgrades.
     7.04 Direct Cost Reimbursements Before Commercial Operation. Prior to the first date of Commercial Operation, no additions or upgrades shall have or cause a material adverse

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impact on BSP I’s reliability or available Capacity or Energy delivery. If there is such a material adverse impact prior to the first date of Commercial Operation caused by such additions or upgrades, then the BSP II Owners shall reimburse the BSP I Owners for lost Capacity or Energy as follows:
(a)	if the BSP I Owners’ costs to replace lost Capacity or Energy exceed the BSP I Owners’ costs to produce such Capacity or Energy, then, the Groups shall mutually agree to either:
(i)	require that the BSP II Owners shall acquire such Capacity or Energy for the BSP I Owners and the BSP I Owners shall pay to the BSP II Owners whatever it would have cost the BSP I Owners to produce such Capacity or Energy at the BSP I Plant; or

(ii)	direct the BSP I Owners to acquire such Capacity or Energy and charge the BSP II Owners the difference between whatever it would have cost the BSP I Owners to produce such Capacity or Energy and what the BSP II Owners were required to pay for such Capacity or Energy at the BSP I Plant;
provided, however, that if the market price of such Capacity or Energy is less than what it would have cost the BSP I Owners to produce such Capacity or Energy, then the BSP II Owners shall have no obligations under this Section 7.04.
     7.05 No Cost Reimbursement After Commercial Operation. After the first date of Commercial Operation, each Group shall be responsible for maintaining its own Electrical Substation Joint Facilities and shall be responsible, under applicable Law, for obtaining its own replacement Capacity and Energy in the event of an outage or any other service interruption that is related to the Electrical Substation. Nothing herein shall affect, alter or modify any rights or obligations created by that certain Settlement Agreement entered into on or around March 24, 2005 by and among MISO, Otter Tail, Montana-Dakota, Minnkota Power Cooperative, Inc. as agent for Northern Municipal Power Agency, and NorthWestern.
ARTICLE VIII
CONSUMABLES, PRODUCT SALES AND EMISSIONS
     8.01 Electricity Consumed by the Joint Facilities. The electricity necessary for the operation of the lake water intake and pipeline structure addressed in Section 4.04 hereof and the coal receiving system, rail spur and coal unloading facilities addressed in Section 5.07 hereof shall be provided by the BSP I Owners and the BSP II Owners in proportion to the respective water usage (on a calculated basis) and coal consumption, respectively, of the Plants for the previous calendar year. For all Joint Facilities, other than the lake water intake and pipeline structure and the coal receiving system, rail spur and fuel unloading facilities, the cost of electricity shall be recovered through the particular arrangement for ongoing cost of maintenance for such Joint Facility.

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     8.02 Fuel Oil Sales to BSP II. The BSP I Owners own a five hundred thousand (500,000) gallon fuel oil storage tank, forty-eight (48) feet in diameter and forty (40) feet tall, constructed of carbon steel and designated V60-B, located closest to the existing cooling pond on the BSP I Plant site. The fuel oil storage tank has sufficient capacity to meet the ongoing fuel oil needs of both Plants. The fuel oil storage tank will not be a Joint Facility, but the BSP II Operator shall purchase all of the fuel oil necessary for the operation of BSP II from the BSP I Owners. All fuel oil stored in the fuel oil storage tank shall be No. 2 fuel oil. The purchase price for the fuel oil shall be the BSP I cost of the fuel oil, plus a fee of twenty percent (20%). The BSP II Owners shall construct, pay for, own, and maintain at their expense any new pipeline or other facilities necessary to transport the fuel oil to the BSP II Plant and these facilities will not be Joint Facilities. The BSP I Owners shall keep reasonable fuel oil supplies on hand to meet the fuel oil needs of BSP II.
     8.03 Brine Concentrator Product Water and Steam Sales. Nothing in this Agreement shall alter any existing agreements between the BSP I Owners and Northern Lights Ethanol, LLC for the sale of steam or brine concentrator product water from any BSP I Joint Facilities, nor require the BSP I Owners to compensate the BSP II Owners for the use of a new BSP II brine concentrator contemplated by Section 4.03 hereof in connection with any existing agreement between the BSP I Owners and Northern Lights Ethanol, LLC.
     8.04 Permits.
(a)	As of the Effective Date, it is contemplated that the Operator, on behalf of BSP I and BSP II, shall apply for and obtain a single air emission permit pursuant to Title V of the Clean Air Act with an aggregate limit of SO2 and NOx emissions for both Plants. However, the BSP II Owners shall not be precluded from applying for and obtaining a single air emission permit pursuant to Title V of the Clean Air Act with limits of SO2 and NOx emissions not determined on an aggregate basis. (*) If additional costs are incurred to reduce BSP I’s NOx emissions below the aggregate limit, and such reductions are necessary to comply with the single air emission permit, then the BSP II Owners shall pay all such costs up (*) and the Groups shall negotiate in good faith for the allocation between the two Groups of such costs in excess of (*). After the initial single air emission permit described in this Section 8.04 has been issued, each Group shall be responsible for the respective costs for future renewals of any future permits on a basis proportional to the respective generating capacity of each of the Plants, and shall be responsible for all costs of compliance, including, without limitation, upgrades of all kinds, with respect to its own Plant.

(b)	The Operator, on behalf of BSP I, shall apply for an amendment of the existing water appropriations permit for purposes of supplying water for BSP II and shall apply for an amendment of the existing BSP I solid waste disposal permit to accommodate BSP II’s solid waste disposal needs. The Groups shall cooperate to obtain any other permits that may be required by applicable Law with respect to the Plants.

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     8.05 Joint Scrubber. Notwithstanding the BSP II Owners’ obligation to pay the costs associated with amending or obtaining the initial single air emission permit pursuant to Section 8.04, the BSP I Owners agree it is the intent that a single wet scrubber (“Joint Scrubber”) (*).
(a)	(*)

(b)	(*)

(c)	(*)
ARTICLE IX
OPERATION OF JOINT FACILITIES, USAGE FEE AND
PAYMENT, SINGLE OPERATOR
     9.01 Operation of the Joint Facilities. Except as otherwise provided for in this Agreement, the single Operator contemplated by Section 9.06 shall be responsible for operating the BSP I Joint Facilities and the BSP II Joint Facilities pursuant to separate agreements with each Group for the operation of each Plant and, so long as there is a single Operator, each Group’s Operator shall fairly allocate its time between BSP I and BSP II.
     9.02 Designated Representatives. Each Group shall appoint an individual representative to serve as its official representative (a “Designated Representative”) to communicate the decisions of each Group to the other Group with respect to matters related to each Group’s respective Plant, Joint Facilities, and all other matters contemplated hereunder. Each Group shall be entitled to rely on a communication with respect to a Plant matter, whether written or oral, from a Designated Representative, unless it receives written notice signed by all Owners of a Group (with the exception of the former Designated Representative), as may be required under the applicable Participation Agreement, that the Designated Representative of a Group is no longer the Group’s Designated Representative and naming the Group’s new Designated Representative.
     9.03 Joint Facilities Charges. The BSP II Owners shall pay to the BSP I Owners or, in relevant instances, the BSP I Owners shall pay the BSP II Owners, a monthly amount determined by the application of Joint Facilities Fee formula in Section 9.05 hereof (each, a “Joint Facilities Fee”). All cost allocations contemplated in this Agreement and all payments of any Joint Facilities Fees hereunder shall not commence until the date on which BSP II receives its first shipment of coal, except that the BSP II Owners shall reimburse the BSP I Owners for all costs incurred for filling any of BSP II’s water facilities that occur prior to the aforementioned first shipment.
     9.04 Netting of Payment. There shall be a monthly netting of amounts due between BSP I Owners and BSP II Owners of the Joint Facilities Fees, so that one payment will be made by one Group to the other Group each month. The Operator shall prepare the monthly net invoice.
     9.05 Joint Facilities Fee Formulas. The Joint Facilities Fee formula in this Section

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9.05 shall apply only to lake water intake and pipeline structure Joint Facilities addressed in Section 4.04 and the coal receiving system, rail spur and fuel unloading facilities addressed in Section 5.07. Schedule 9.05 sets forth the Joint Facilities (*). The payment of Joint Facilities Fees will commence on the date BSP II receives its first shipment of coal, except that the BSP II Owners’ reimbursement of the BSP I Owners for costs incurred for filling any of BSP II’s water facilities shall occur upon invoice by BSP I of the BSP II Owners therefor.
(a)	With respect to the lake water intake and pipeline structure addressed in Section 4.04 and the coal receiving system, rail spur and fuel unloading facilities addressed in Section 5.07 existing as of the date of Commercial Operation and until such time that a component of such Joint Facility is replaced, the Joint Facilities Fee shall be calculated annually based upon the following formula:

(*)

Terms within the above formula and the formula in Section 9.05(b) are defined as follows:

O&M Costs: Shall mean the annual direct assigned operating and maintenance costs (including, without limitation, any services provided by Third Parties) of the applicable Joint Facility in this Section 9.05.

Insurance: Shall mean an annual allocation of the cost of insurance premiums covering the applicable Joint Facility in this Section 9.05. For purposes of this formula, allocation of any premium shall be based upon a ratio of the amount of capital invested in the Joint Facilities relative to total capital invested in all property covered by the relevant insurance policy.

Property Taxes: Shall mean an annual allocation of the property taxes assessed on the applicable Joint Facility in this Section 9.05. For purposes of this formula, allocation of any taxes shall be based upon a ratio of the amount of capital invested in the Joint Facilities relative to total capital invested in all property included in separately assessed property tax that includes that Joint Facility. In instances where the BSP I Owners have separately booked their proportional share of cost, the total property taxes on BSP I shall be determined by calculating the full cost from Otter Tail’s proportion of cost.

Use Factor: Shall mean the (*) of a Joint Facility (*) the Joint Facility. With respect to the (*) shall be (*). With respect to the (*).

(b)	With respect to the lake water intake and pipeline structure addressed in Section 4.04 and the coal receiving system, rail spur and fuel unloading facilities addressed in Section 5.07 at and after a replacement of a component of such Joint Facility listed in Schedules 4.04 and 5.07, the Joint Facilities Fee shall be calculated annually based upon the following formula:

(*)

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The additional terms within the above Formula shall be defined as follows:
Net Investment: Shall mean the (*) of the (*) of the Joint Facility.
     Annual Fixed Charge: For the Joint Facilities identified herein, the Annual Fixed Charge shall be (*).
     9.06 Single Operator.
(a)	The Groups shall endeavor to use the same Operator for both Plants. As of the Effective Date, Otter Tail is the Operator of the BSP I Plant pursuant to the BSP I Ownership Agreement. Also, as of the Effective Date, the BSP II Owners intend to enter into the Operation & Maintenance Services Agreement for the operation of BSP II.

(b)	(*)

(c)	(*)

(d)	(*)

(e)	(*)

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     9.07 Joint Ownership of Joint Facilities. The Groups may jointly own Joint Facilities, provided that all Owners unanimously agree to such joint ownership in writing prior to the transfer of title or acquisition of a jointly-owned Joint Facility.
ARTICLE X
ACQUISITION OF PROPERTY AND ACCESS; INDEMNIFICATION
     10.01 Option to Purchase Contract. Contemporaneously with the execution of this Agreement, the BSP I Owners and Otter Tail, as administrative agent for itself and the other BSP II Owners, shall enter into the Option to Purchase Contract, substantially in the form attached hereto as Schedule 10.01(A). The BSP I Owners and Otter Tail, as administrative agent for itself and the other BSP II Owners, shall also, contemporaneously with the execution of this Agreement, execute and deliver a memorandum of the Option to Purchase Contract, substantially in the form attached hereto as Schedule 10.01(B). Otter Tail and the other BSP II Owners shall have the option to purchase none, some or all of the property that is the subject of the Option to Purchase Contract, based (in the BSP II Owners’ sole discretion) on the results of the environmental due diligence conducted pursuant to Section 10.09 below. Otter Tail, in its capacity as administrative agent for itself and the other BSP II Owners for purposes of the Option to Purchase Contract, shall, with respect thereto, only act or not act, as directed by the BSP II E&O Committee.
     10.02 Easement Agreement.
(a)	Contemporaneously with the execution of this Agreement, the BSP I Owners and the BSP II Owners shall enter into the Blanket Easement Agreement, substantially in the form attached hereto as Schedule 10.02(A).

(b)	Following completion of the environmental due diligence conducted pursuant to Section 10.09 below and the design of the BSP II Plant and the BSP II Joint Facilities, the BSP I Owners and the BSP II Owners (operating through their respective E&O Committees) shall negotiate in good faith to determine the specific location of the areas within the BSP I Plant Site and the BSP II Plant Site that are necessary to be encumbered by the easements granted under the terms of the Blanket Easement Agreement in order to ensure the operation of BSP I and BSP II in a manner that is efficient, economical and in accord with Prudent Utility Practice (collectively, the “Designated Easement Areas”). Upon such determination, the BSP I Owners and the BSP II Owners shall enter into an instrument that either amends or restates the Blanket Easement Agreement (the “Designated Easement Agreement”) in order to specifically delineate the Designated Easement Areas and to subject such Designated Easement Areas to the respective easements granted in the Blanket Easement Agreement and in order to release such other areas of the BSP I Plant Site and the BSP II Plant Site from the terms and conditions of the Blanket Easement Agreement. Based (in the BSP II Owners’ sole discretion) on the results of the environmental due diligence

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conducted pursuant to Section 10.09 below, the BSP II Owners shall not be required to designate any particular portion of the property subject to the Blanket Easement Agreement as a Designated Easement Area. Such areas not designated as Designated Easement Areas in the Designated Easement Agreement shall be released from the Blanket Easement Agreement.
(c)	Prior to the BSP II Financial Closing (as contemplated under the BSP II Participation Agreement), the BSP I Owners shall obtain releases from the liens of any mortgages or deeds of trust (if any) that could affect the BSP II Owners’ rights to use the Designated Easement Areas under the terms and conditions of the Blanket Easement Agreement and the Designated Easement Agreement. The BSP II Owners agree that a release substantially in the form attached hereto as Schedule 10.02(C) shall be sufficient for the purposes of releasing the Designated Easement Areas from the mortgage indentures that encumber Montana-Dakota’s ownership interest in the Designated Easement Areas. With respect to NorthWestern’s mortgage indenture, the Trustee for such mortgage indenture shall provide a certificate evidencing an absence of default under such mortgage indenture from the grant of the easements in the Blanket Easement Agreement.

(d)	As means of explanation, it is the intent of the parties that the indemnifications contained in Sections 10.04 and 10.06 shall apply to all property that is the subject of the Blanket Easement Agreement, except that the indemnifications contained in Section 10.06(i) shall not apply to any property that is subject to the Blanket Easement Agreement unless either (i) fee title to such property is conveyed to the BSP II Owners pursuant to the Option to Purchase Contract; or (ii) such property is designated as a Designated Easement Area.
     10.03 Pre-Construction and Construction of the BSP II Plant. Pursuant to the Blanket Easement Agreement, the BSP I Owners are granting the BSP II Owners and their invitees a temporary, nonexclusive easement over and across the BSP I Plant Site to access the BSP II Plant Site for purposes of investigating, accumulating data, testing and designing BSP II and associated facilities, including BSP II Joint Facilities, BSP II exclusive facilities, utility lines, and access roads. The BSP II Owners agree that they will use their best efforts to avoid causing any damage to, or interference with any improvements or facilities on or under the BSP I Plant Site and will minimize any disruption or inconvenience to the operation of BSP I and associated facilities. During the preparation for construction and construction phases of BSP II, the BSP I Owners, on the basis of the determinations of their Engineering and Operating Committee, pursuant to the Blanket Easement Agreement, are granting a temporary, nonexclusive easement in writing to the BSP II Owners, their contractors, subcontractors, architects, employees and invitees designating specific BSP I Plant Site areas for purposes of BSP II lay down areas, construction material storage, work areas, contractor parking, temporary offices and temporary roadways, to the extent such locations and use do not prevent or impair the normal operation of BSP I or increase the BSP I Owners’ expenses for normal operation of BSP I and associated facilities. Should such use ultimately prevent or impair the normal operation of BSP I and associated facilities or increase the BSP I Owners’ expenses for normal operation of BSP I and associated facilities, the BSP II Owners shall pay the BSP I Owners for all reasonable expenses resulting from such use. Once BSP II construction is completed, the BSP II Owners

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shall remove all equipment and material from the BSP I Plant Site and restore the BSP I Plant Site to the condition existing prior to BSP II activities pursuant to this Section 10.03, normal wear and tear alone excepted.
     10.04 Liability and Indemnification. During any and all activities conducted pursuant to Section 10.03 and for a period of two (2) calendar years after the first date of Commercial Operation, the BSP II Owners, to the fullest extent permitted by Law, shall indemnify and hold harmless the BSP I Owners collectively, each BSP I Owner individually, their directors, officers, employees and invitees from and against all liabilities, obligations, claims, damages, penalties, causes of action, judgments, costs and expenses (including, without limitation, reasonable attorney fees and expenses) arising out of or resulting from the activities under Section 10.03, provided such liabilities, obligations, claims, damages, penalties, causes of action, judgments, costs and expenses are attributable to bodily injury, sickness, disease, or death, or to injury to or destruction of BSP I, the BSP I Plant Site, or BSP I associated facilities, including loss of use thereof, to the extent caused in whole or in part by negligent, tortious, or willful acts or omissions of the BSP II Owners, their contractors, subcontractors, architects, employees, or invitees. With respect to the loss of use, the exclusive remedy available to the BSP I Owners shall be that the BSP II Owners shall reimburse the BSP I Owners for lost Capacity and Energy as follows:
(a)	if the BSP I Owners’ costs to replace lost Capacity or Energy exceed the BSP I Owners’ costs to produce such Capacity or Energy, then the Groups shall mutually agree to either:
(i)	require that the BSP II Owners shall acquire such Capacity or Energy for the BSP I Owners and the BSP I Owners shall pay to the BSP II Owners whatever it would have cost the BSP I Owners to produce such Capacity or Energy at the BSP I Plant; or

(ii)	direct the BSP I Owners to acquire such Capacity or Energy and charge the BSP II Owners the difference between whatever it would have cost the BSP I Owners to produce such Capacity or Energy and what the BSP II Owners were required to pay for such Capacity or Energy at the BSP I Plant;
provided, however, that if the market price of such Capacity or Energy is less than what it would have cost the BSP I Owners to produce such Capacity or Energy, then the BSP II Owners shall have no obligations under this Section 10.04.
     The BSP II Owners further shall indemnify and hold harmless the BSP I Owners individually, their Affiliates, directors, officers, employees, agents, contractors, subcontractors, licensees, invitees, and the respective heirs, legal representatives, successors and assigns of all such Person (hereinafter collectively referred to as “Indemnified Parties”) from and against any workers compensation claims, and any mechanic’s or supplier’s claim for lien in connection with work done or materials furnished for BSP II and associated facilities. The BSP II Owners waive all claims against the Indemnified Parties for damage to BSP II materials or property placed

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upon the BSP I Plant Site from any cause except Willful Action arising at any time during the course of activities under Section 10.03.
     10.05 Compliance with Laws. The BSP II Owners covenant that during the activities conducted pursuant to Section 10.03 and their use of the temporary easement rights, the BSP II Owners will, at their own expense, comply with all Laws affecting the activities conducted pursuant to Section 10.03 and will indemnify and hold harmless the BSP I Owners, each BSP I Owner individually, their directors, officers, employees and invitees, BSP I and BSP I Plant Property from the consequences of any violation of any Laws, and against any tax, fee or other charge or penalty imposed or levied on account of any failure to comply with any such Law, and from any liens or other encumbrances that might arise from the activities pursuant to Section 10.03.
     10.06 Environmental Indemnification. The BSP II Owners shall indemnify, defend, and hold harmless the Indemnified Parties from and against any and all Losses, including reasonable attorneys’ fees and consultants’ fees, arising from or relating to: (i) the presence of any Hazardous Substance in, upon, under or over the property purchased pursuant to Section 10.01 or the Designated Easement Areas (upon designation thereof pursuant to the terms of Section 10.02(b)) prior to or following the date of this Agreement (the “Existing Contamination”), and the migration of such Existing Contamination from such property before or after the date of this Agreement, whether or not the BSP I Owners, a BSP I Owner, individually, their Affiliates, directors, officers, employees, agents, contractors, subcontractors, licensees, invitees or anyone else acting for or on behalf of the BSP I Owners placed, located, deposited or released such Existing Contamination, or is otherwise responsible or liable therefor; whether or not the Existing Contamination violated or violates an applicable Environmental Law; whether or not the Existing Contamination is known or unknown, suspected or unsuspected as of the date of this Agreement or thereafter; and whether such liabilities arise in equity or under an Environmental Law; and (ii) the presence of any Hazardous Substance in, upon, under or over the BSP I Plant Site or the Designated Easement Areas (upon designation thereof pursuant to the terms of Section 10.02(b)) following the date of this Agreement arising from acts or omissions of the BSP II Owners, their Affiliates, directors, officers, employees, agents, contractors, subcontractors, licensees, or invitees from and after the date of this Agreement (the “Future Contamination”) and the migration of such Future Contamination from the BSP II Plant Site and the Designated Easement Areas after the date of this Agreement.
     10.07 Cross-Indemnification. Each Group shall indemnify, defend, and hold harmless the other Group for any Losses arising out of or related to:
(a)	Willful Actions under this Agreement;

(b)	a Group’s material breach of this Agreement; and

(c)	a Group’s failure to make a Joint Facility available for use by the other Group.
     10.08 Availability of Insurance Proceeds. The BSP II Owners may choose to maintain insurance against all loss or damage from such hazards and risks for which it provides indemnification pursuant to this Article X and additionally shall require its contractors and

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subcontractors to maintain similar insurance. The provisions of this Article X shall not be construed to relieve any insurer, if any, of its obligation to pay any insurance proceeds in accordance with the terms and conditions of policies of Owners’ Insurance or otherwise.
     10.09 Environmental Due Diligence. The BSP II Owners shall cause the BSP II Legal Counsel to retain a consultant to conduct, on behalf of the BSP II Owners, a Phase I environmental site assessment and any Phase II environmental site assessment or other environmental investigation the steering committee of the BSP II Owners deems necessary or desirable, prior to transfer of any real property or granting easements to the BSP II Owners from BSP I Owners hereunder. The costs of such environmental due diligence shall be paid for by the BSP II Owners. If Hazardous Substances or other environmental conditions are discovered during such environmental due diligence that the BSP II Owners choose not to assume, the BSP II Owner’s sole options shall be to (a) not purchase the objectionable real property from the BSP I Owners under Section 10.01, (b) accept replacement property or easement areas selected pursuant to Section 2.05, or (c) accept remediated property or easement areas as provided in this Section 10.09. Should the environmental due diligence result in environmental remediation requirements by a Governmental Authority, the BSP I Owners, in their sole discretion, may decide to remove the affected real property from the Option to Purchase Contract or Blanket Easement Agreement and propose other property pursuant to Section 2.05 or add the costs of environmental remediation to the purchase price per acre of the affected property to be purchased under the Option to Purchase Contract or to be obtained under the Blanket Easement Agreement. The BSP II Owners may then, in their sole discretion, accept or reject the purchase of, or easements for use upon, such affected property at their option. Any real property sold by the BSP I Owners or easement granted by them shall be “as is, where is” with all faults, including the presence of Hazardous Substances and other environmental conditions. The BSP I Owners shall cooperate fully with such activities, consistent with the cooperation required of the Groups and Parties under Section 18.11 below, and the BSP I Owners hereby grant to the BSP II Owners, the BSP II Legal Counsel, and their consultants, the right to enter the BSP I Plant Site and the BSP II Plant Site and all improvements located thereon, for purposes of conducting such activities.
ARTICLE XI
CASUALTY LOSS AND INSURANCE
     11.01 Repair or Replacement. The BSP I Owners and BSP II Owners shall maintain their respective Joint Facilities in good repair according to Prudent Utility Practice. If, for any reason, a Joint Facility shall be damaged or destroyed, the BSP I Owners or the BSP II Owners as owners of the particular Joint Facility shall, as expeditiously as is possible, cause the damaged or destroyed Joint Facility to be repaired or replaced so as to restore the Joint Facility to substantially the same general character and use as existed immediately prior to such damage or destruction and shall bear all costs associated therewith. If the damage to, or destruction of a Joint Facility, is determined to be the fault of a contractor, subcontractor or other Person acting on behalf of the Group that does not own that Joint Facility, that Group shall be responsible for and reimburse the other Group for the cost of repair or reconstruction of the damaged or destroyed Joint Facility.

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     11.02 Insurance. As soon as reasonably practicable after the Effective Date, the E&O Committees shall jointly develop a plan for purchasing an insurance policy or policies on a joint or several basis as may be agreed upon, which may include, without limitation, those types of insurance policies listed on Schedule 11.02 and any other insurance policies the E&O Committees deem necessary with respect to the Joint Facilities and the operation of the same (such policies, collectively, “Owners’ Insurance”). When developing the plan pursuant to this Section 11.02, the E&O Committees shall endeavor, if possible, to recommend the purchase of a single policy and shall also decide whether to purchase a joint loss endorsement with respect to the Owners’ Insurance; provided, however, that each Group shall maintain insurance against loss or damage from such hazards and risks for which it provides indemnification pursuant to this Agreement with reasonable limits, deductibles, self-insured retentions, and such endorsements that are reasonable under the circumstances. The BSP II Group shall require its contractors and subcontractors to maintain similar insurance. Each Group shall also provide the other Group with reasonable proof of the same upon reasonable request from the other Group.
ARTICLE XII
LIABILITY
     12.01 Remedies and Limitation of Damages. Subject to the express limitations contained in this Agreement, a Group or Party may avail itself of any remedies available to it, either in law or at equity, including, without limitation, specific performance, injunctive relief, and damages for breach of contract; provided, however, except as otherwise specifically provided for in this Agreement, including, but not limited to Section 7.04 and Section 10.04, in no event shall a Group or Party be liable to any Person entitled to damages or indemnification under this Agreement for loss of profits, loss of business, indirect, incidental, consequential (with the sole exception of consequential damages caused by the refusal of one Group to allow the other Group access to and use of a Joint Facility as required hereunder), special, punitive, or exemplary damages of any kind. If a Group does not allow the other Group to use a Joint Facility for any period of time, no matter how short, except for scheduled or unscheduled down time of the Joint Facility that affects the Groups equally, the other Group may seek a court order requiring immediate specific performance or, alternatively, the retention of a Third Party to operate the Joint Facilities at the other Group’s sole cost and expense.
     12.02 Release of Liability and Associated Covenant. With the sole exceptions of Losses for which a Group has obtained a judgment resulting from a Group’s Willful Action, a Group’s material breach of this Agreement, a Group’s failure to make a Joint Facility available for use by the other Group, and matters covered by the indemnification obligations under this Agreement (whether covered by insurance or not), each Group intends to and hereby does release the other Group from any liability associated with any Losses with respect to and under the terms of this Agreement. In furtherance thereof, except as provided for in this Agreement, no Group shall initiate, pursue or otherwise attempt to engage in mediation, arbitration or litigation with respect to any claims other than for those relating to a Group’s Willful Action, a Group’s material breach of this Agreement, a Group’s failure to make a Joint Facility available for use by the other Group, or matters covered by the indemnification obligations under this Agreement.

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ARTICLE XIII
FORCE MAJEURE
     The performance of any obligation required hereunder shall be excused for the duration of any Force Majeure Event suffered by the Group whose performance is hindered in respect thereof, and the time for performance of any obligation that has been delayed due to the occurrence of a Force Majeure Event shall be similarly extended. The Group experiencing the delay or hindrance shall use commercially reasonable efforts to notify the other Group in writing of the occurrence of such Force Majeure Event and the anticipated period of delay as soon as practicable after the commencement of the Force Majeure Event. Each Group suffering a Force Majeure Event shall take, or cause to be taken, such action as may be necessary to overcome or otherwise to mitigate, in all material respects, the effects of any Force Majeure Event suffered by it and to resume performance hereunder as soon as practicable under the circumstances. Notwithstanding anything in this Agreement to the contrary, the occurrence of a Force Majeure Event shall not excuse or relieve a Group or any Owner from any payments obligations under this Agreement.
ARTICLE XIV
DISPUTE RESOLUTION
     14.01 Joint Meeting of Committees. With the sole exception of disputes that may arise under Section 2.06 hereunder, disputes arising under this Agreement (each, “Dispute”) shall first be addressed by a joint meeting of the Engineering and Operating Committees. Any Group may request in writing that a Dispute be brought to a joint meeting of the Engineering and Operating Committees by delivering a written request of a Dispute to the other Group. The Engineering and Operating Committees shall meet, negotiate, and attempt in good faith to resolve the Dispute quickly, informally and inexpensively. In the event the Engineering and Operating Committees cannot resolve the Dispute within ten (10) days after commencement of negotiations, any Group may request that the Dispute be presented to a joint meeting of the Coordination Committees of BSP I and BSP II. No later than ten (10) days after referral from the Engineering and Operating Committees, the Coordination Committees shall meet, negotiate and attempt in good faith to resolve the Dispute quickly, informally and inexpensively. In the event the Coordination Committees cannot resolve the Dispute within ten (10) days after commencement of negotiations, either Group may seek all available legal remedies to resolve the Dispute, whether at law or in equity subject, in all respects, to the terms, limitations and conditions of this Agreement.
     14.02 Continued Performance. Pending the outcome of a Dispute being resolved in accordance with this Article XIV or Section 2.06, the Groups shall continue to perform their respective obligations under this Agreement to the extent such obligations and the continued performance thereof are not the subject of such Dispute.
ARTICLE XV
RELATIONSHIP OF PARTIES
     15.01 Nature of Obligations. Nothing herein, including, without limitation, the use of the defined term “Group,” shall be construed to create an association, joint venture, trust or

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partnership, or to impose a trust or partnership covenant, obligation or liability on or with regard to any one or more of the Parties. No Party or Group shall be under the control of, or shall be deemed to control, any other Party or Group. No Party shall be the agent of or have a right or power to bind any other Party without its express written consent, except as provided in this Agreement, the Operation & Maintenance Services Agreement and the Participation Agreements.
ARTICLE XVI
TERM AND TERMINATION
     16.01 Term. This Agreement shall become effective on the Effective Date and, unless earlier terminated pursuant to the terms hereof, shall continue in effect until either the BSP I Plant or the BSP II Plant shall have been decommissioned (the “Term”); provided, however, that the Owners of the Plant that has been decommissioned must have fully complied with the requirements of Section 3.03 hereof. Additionally, this Agreement shall automatically terminate if there are no longer any Joint Facilities in existence.
     16.02 Automatic Termination. This Agreement shall automatically terminate and be of no further force and effect, except as otherwise provided herein, and no Party shall have any further obligation to another Party hereunder, if the BSP II Financial Closing, as contemplated under the BSP II Participation Agreement, does not occur on or before (*).
ARTICLE XVII
REPRESENTATIONS, WARRANTIES
     Each Owner represents and warrants as follows:
(a)	It is, as applicable, an agency, cooperative corporation, consumers power district, municipal corporation and political subdivision, or corporation duly organized, validly existing and in good standing under the laws of the state of its formation and authorized to conduct business in South Dakota;

(b)	It has the power and authority to enter into and perform this Agreement and is not prohibited for any reason from entering into this Agreement or discharging and performing all covenants and obligations on its part to be performed under and pursuant to this Agreement;

(c)	It has taken all action required by applicable Law in order to approve, execute and deliver this Agreement;

(d)	The execution and delivery of this Agreement, the consummation of the transactions contemplated herein and the fulfillment of and compliance by such Owner with the provisions of this Agreement will not conflict with or constitute a breach of or a default under or require any consent, license or approval that has not been obtained pursuant to any of the terms, conditions or provisions of any law, rule or regulation, any order, judgment, writ, injunction, decree, determination, award or other instrument or legal requirement of any court or

Joint Facilities Agreement	Page 36
Big Stone II Power Plant	June 30, 2005

other agency of government, the documents of its formation or any contractual limitation, restriction or outstanding trust indenture, deed of trust, mortgage, loan agreement, lease, other evidence of indebtedness or any other agreement or instrument to which it is a party or by which it or any of its property is bound and will not result in a breach of or a default under any of the foregoing;

(e)	It has taken all such action as may be necessary or advisable and proper to authorize this Agreement, the execution and delivery hereof, and the consummation of transactions contemplated hereby;

(f)	There are no bankruptcy, insolvency, reorganization or receiverships pending or being contemplated by it, or to its knowledge threatened against it;

(g)	To its knowledge, there are no actions, proceedings, judgments, rulings or orders issued by, or pending before any court or other governmental body that would materially adversely affect its ability to perform its obligations under this Agreement; and

(h)	This Agreement is a legal, valid and binding obligation of such Owner enforceable in accordance with its terms, except as limited by laws of general applicability limiting the enforcement of creditors’ rights or by the exercise of judicial discretion in accordance with general principles of equity.
ARTICLE XVIII
MISCELLANEOUS
     18.01 Publicity Policy. In recognition of the requirements and desire of the Parties to disclose information regarding their ownership and involvement with the Plants and its activities, a Party may:
(a)	disclose information regarding BSP I or BSP II as may be required by any applicable Law;

(b)	provide information regarding BSP I or BSP II to its Affiliates, employees, investors, agents, consultants, advisors, contractors, accountants and counsel; and

(c)	after execution of the BSP II Participation Agreement, publicize to any Third Party (including, but not limited to, through press releases and other media) information about the general activities of BSP I or BSP II and any otherwise publicly available information; provided, however, that the Parties shall seek to avoid publicizing to Third Parties:
(i)	financial information about BSP I or BSP II, including the economics of the Plants;

(ii)	information regarding other Parties;

Joint Facilities Agreement Big Stone II Power Plant	Page 37 June 30, 2005

(iii)	information a Party specifically identifies as commercially sensitive (such as information about ongoing business negotiations); and

(iv)	information respecting the positions of BSP I or BSP II on federal or state policy matters (unless consistent with the policy goals or a policy initiative of BSP I or BSP II as generally understood by the Parties).
If a Party desires to release information described in Sections 18.01(c)(i)-(iv), then that Party shall describe the intended release of information to the Engineering and Operating Committees of BSP I and BSP II and the Engineering and Operating Committees of BSP I and BSP II shall respond promptly to the Party with any concerns about such release.
     18.02 Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of the Parties hereto, except as such assignment is otherwise explicitly not permitted herein.
     18.03 Notices. Notices required by this Agreement from a Party hereto shall be addressed to the other Parties, at the addresses noted in Exhibit A, and may be updated from time to time by written notice to all Parties. Any notice, request, consent, or other communication required or authorized under this Agreement to be given by one Party to another Party shall be in writing. It shall either be hand delivered or mailed, postage prepaid, to the representative of said Party. If mailed, the notice, request, consent or other communication shall be simultaneously sent by facsimile or other electronic means. Any such notice, request, consent, or other communication shall be deemed to have been received by the close of the Business Day on which it was hand delivered or transmitted electronically (unless hand delivered or transmitted after the close of business, in which case it shall be deemed received at the close of the next Business Day). Real-time or routine communications concerning the operation of the Joint Facilities shall be exempt from this Section 18.03.
     18.04 Amendments. No amendments or modifications of this Agreement, including the Exhibits and Schedules hereto, shall be valid unless evidenced in writing and signed by a Group’s Designated Representative.
     18.05 Waiver. Failure to enforce any right or obligation by any Owner or Group with respect to any matter arising in connection with this Agreement shall not constitute a waiver as to that matter or any other matter. Any waiver by any Owner or Group of its rights with respect to a breach of this Agreement or with respect to any other matters arising in connection with this Agreement must be in writing. Such waiver shall not be deemed a waiver with respect to any subsequent default or other matter.
     18.06 Severability. If any of the terms of this Agreement are determined to be invalid, illegal or void by a court of competent jurisdiction, all other terms of the Agreement shall remain in effect; provided that the Groups shall enter into good faith negotiations concerning the terms affected by such decision for the purpose of achieving conformity with requirements of any applicable Law and the intent of the Parties hereto.

Joint Facilities Agreement Big Stone II Power Plant	Page 38 June 30, 2005

     18.07 Governing Law. This Agreement shall be interpreted and enforced in accordance with the laws of the State of South Dakota without regard to its conflict of laws provisions.
     18.08 Consent to Jurisdiction. Each of the Owners hereby irrevocably consents and agrees that any legal action or proceedings with respect to this Agreement may be brought in any of the courts of the United States of America for the District of South Dakota having subject-matter jurisdiction and, by execution and delivery of this Agreement and such other documents executed in connection herewith, each Owner hereby:
(a)	accepts the non-exclusive jurisdiction of the aforesaid courts;

(b)	irrevocably agrees to be bound by any final judgment (after any and all appeals) of any such court with respect to such documents;

(c)	irrevocably waives, to the fullest extent permitted by Law, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceedings with respect to such documents brought in any such court, and further irrevocably waives, to the fullest extent permitted by Law, any claim that any such suit, action or proceedings brought in any such court has been brought in any inconvenient forum;

(d)	agrees that service of process in any such action may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Owner at its address set forth on Exhibit A hereto, or at such other address of which the other Owners shall have been notified; and

(e)	agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or limit the right to bring any suit, action or proceeding in any other jurisdiction.
     18.09 Waiver of Trial by Jury. EACH OF THE OWNERS HERETO HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES THE RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT AND ANY AGREEMENT CONTEMPLATED TO BE EXECUTED IN CONJUNCTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY HERETO. THIS PROVISION IS A MATERIAL INDUCEMENT FOR PARTIES ENTERING INTO THIS AGREEMENT.
     18.10 No Third-Party Beneficiaries. This Agreement is intended solely for the benefit of the Parties hereto and nothing contained herein shall be construed to create any duty to, or standard of care with reference to, or any liability to, or any benefit for, any Third Party.
     18.11 Cooperation. The Parties hereto acknowledge that they are entering into a long-term arrangement in which the cooperation of all of them will be required. If, during the Term, changes in the operations, facilities or methods of any Group or Party, including, without

Joint Facilities Agreement Big Stone II Power Plant	Page 39 June 30, 2005

limitation, regarding real property matters, will materially benefit a Group or Party without detriment to the other Group or Parties, the Groups and Parties commit to each other to make reasonable good faith efforts to cooperate and assist each other in making such change.
     18.12 Consents and Delivery of Documents. Each Party shall cooperate in good faith with the other Parties in its efforts to fulfill its obligations under this Agreement. To that end, (a) except as expressly provided elsewhere in this Agreement, no Party shall unreasonably deny, condition, or withhold or otherwise delay its approval or consent upon the reasonable request for such approval or consent by the other Part(ies); and (b) each Party shall, upon written notice from any Party, take all actions and sign, execute and deliver all agreements, deeds, documents and other instruments, and shall use its reasonable efforts to cause each of its Affiliates, its partners and their respective Representatives to take all actions and sign, execute and deliver all agreements, deeds, documents and other instruments reasonably required of it or them to carry out and give full effect to this Agreement and the rights and obligations of the Parties hereunder.
     18.13 Captions. All indexes, titles, subject headings, section titles, and similar items are provided for the purpose of reference and convenience and are not intended to affect the meaning of the content or the scope of this Agreement.
     18.14 Entire Agreement. This Agreement supersedes all other prior and contemporaneous understandings or agreements, both written and oral, among the Parties relating to the subject matter of this Agreement.
     18.15 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be an original and all of which together shall constitute but one and the same instrument, and may be executed by facsimile signature, which shall be considered as an original.
     18.16 No Waiver. No waiver by a Group of its rights with respect to a material breach of this Agreement shall be deemed a waiver of its rights hereunder with respect to any subsequent default. No delay in asserting or enforcing any right hereunder shall be deemed a waiver of such right.
     18.17 Cumulative Rights. Subject in all respects to the provisions of this Agreement, the rights and remedies provided in this Agreement shall be in addition to any other legal or equitable relief that may be otherwise available.
     18.18 Certain Limitations. Notwithstanding anything to the contrary contained in this Agreement, nothing contained herein and no action to be taken hereunder or pursuant hereto, in each case relating to or affecting an option, an easement, or another interest in the BSP I Plant Site, shall, individually or in the aggregate, materially impair the use of the BSP I Plant Site by any of the BSP I Owners for the purpose for which such BSP I Owner holds its interest in BSP I and/or the BSP I Plant Site.
[The next page is the signature page.]

Joint Facilities Agreement Big Stone II Power Plant	Page 40 June 30, 2005

     IN WITNESS WHEREOF, the Parties hereto have caused their names to be hereunto subscribed by their officers, intending thereby that this Agreement shall be effective as of the Effective Date.

CENTRAL MINNESOTA MUNICIPAL	GREAT RIVER ENERGY
POWER AGENCY

By /s/ Paul I. Leland	By /s/ David Saggau

Paul Leland	David Saggau
Its President	Its President and Chief Executive Officer

HEARTLAND CONSUMERS POWER	MONTANA-DAKOTA UTILITIES CO., a
DISTRICT	Division of MDU Resources Group, Inc.

By /s/ Michael McDowell	By /s/ Bruce T. Imsdahl

Michael McDowell	Bruce T. Imsdahl
Its General Manager	Its President and Chief Executive Officer

NORTHWESTERN CORPORATION	OTTER TAIL CORPORATION dba Otter Tail
dba NorthWestern Energy	Power Company

By /s/ Michael J. Hanson	By /s/ Charles S. MacFarlane

Michael J. Hanson	Charles S. MacFarlane
Its President and Chief Executive Officer	Its President

SOUTHERN MINNESOTA MUNICIPAL	WESTERN MINNESOTA MUNICIPAL
POWER AGENCY	POWER AGENCY

By /s/ Raymond A. Hayward	By /s/ Donald E. Habicht

Raymond A. Hayward	Donald E. Habicht
Its Executive Director and CEO	Its President

Joint Facilities Agreement Big Stone II Power Plant	Page 41 June 30, 2005

EXHIBIT A
PARTY
CENTRAL MINNESOTA MUNICIPAL POWER AGENCY
459 South Grove Street
Blue Earth, MN 56013
Attn: Donald E. Kom, Executive Director
Telephone: (507) 526-2193
Facsimile: (507) 526-2527
E-mail: donk@utplus.com
GREAT RIVER ENERGY
17845 East Highway 10
Elk River, MN 55330
Attn: David Saggau, President and Chief Executive Officer
Telephone: (763) 241-2286
Facsimile: (763) 241-2366
E-mail: dsaggau@grenergy.com
HEARTLAND CONSUMERS POWER DISTRICT
203 West Center Street
Madison, SD 57042
Attn: Michael McDowell, General Manager
Telephone: (605) 256-6536
Facsimile: (605) 256-2990
E-mail: mmcdow@hcpd.com
MISSOURI RIVER ENERGY SERVICES
3724 West Avera Drive
P.O. Box 88920
Sioux Falls, SD 57109-8920
Attn: Mr. Ray Wahle
Telephone: (605) 338-4042
Facsimile: (605) 978-9360
E-mail: rwahle@mrenergy.com
MONTANA-DAKOTA UTILITIES CO., a Division of MDU
Resources, Inc.
400 North Fourth Street
Bismarck, ND 58501
Attn: Andrea L. Stomberg, Vice President – Electric Supply
Telephone: (701) 222-7752
Facsimile: (701) 222-7606
E-mail: andrea.stomberg@mdu.com
NORTHWESTERN CORPORATION
dba NorthWestern Energy
600 Market Street West
Huron, SD 57350
Attn: Dennis Wagner
Telephone: (605) 353-7503
Facsimile: (605) 353-7519
E-mail: dennis.wagner@northwestern.com

Joint Facilities Agreement Big Stone II Power Plant	Page 42 June 30, 2005

OTTER TAIL CORPORATION dba Otter Tail Power Company
215 South Cascade St.
P.O. Box 496
Fergus Falls, MN 56538-0496
Attn: Charles MacFarlane
Telephone: (218) 739-8353
Facsimile: (218) 739-8218
E-mail: cmacfarlane@otpoc.com
SOUTHERN MINNESOTA MUNICIPAL POWER AGENCY
500 First Avenue SW
Rochester, MN 55902-3303
Attention: Mr. Peter J. Reinarts, P.E.
Manager – Generation, Operations and Marketing
Telephone: (507) 292-6452
Facsimile: (507) 292-6414
E-mail: pj.reinarts@smmpa.org
and
SOUTHERN MINNESOTA MUNICIPAL POWER AGENCY
500 First Avenue SW
Rochester, MN 55902-3303
Attention: Mr. David P. Geschwind, P.E.
Chief Operating Officer
Telephone: (507) 292-6460
Facsimile: (507) 292-6414
E-mail: dp.geschwind@smmpa.org
WESTERN MINNESOTA MUNICIPAL POWER AGENCY
25 N.W. 2nd Street, Suite 102
Ortonville, MN 56278-1411
Attention: Mr. Don Habicht
Telephone: (320) 839-2549
Facsimile: (320) 839-2540
Email: david.fhmab@midconetwork.com

Joint Facilities Agreement Big Stone II Power Plant	Page 43 June 30, 2005

SCHEDULE 4.01
Water Resources Joint Facilities

	BSP I or BSP II			Construction/
Description	Joint Facility	Fee or No Fee	Maintenance Costs	Other Costs
New brine concentrator	BSP II	(*)	(*)	BSP II
New water supply and product lines	BSP II	(*)	(*)	BSP II
New sludge pond	BSP II	(*)	(*)	BSP II
New brine concentrator electrical substation	BSP II	(*)	(*)	BSP II
Existing brine concentrator	BSP I	(*)	(*)
Existing sludge pond	BSP I	(*)	(*)
Existing water and product lines	BSP I	(*)	(*)
Existing brine concentrator control room	BSP I	(*)	(*)
Existing lake water intake and pipeline structure	BSP I	(*)	(*)
Existing cooling water pond	BSP I	(*)	(*)
New pumps and pipelines needed to connect storage ponds to the cooling pond	BSP II	(*)	(*)	BSP II
Existing storage ponds	BSP I	(*)	(*)
BSP II Cooling Tower Blowdown Pond (and necessary pumps and pipelines)	Not a Joint Facility	(*)	(*)	BSP II
New demineralizer train	BSP II	(*)	(*)	BSP II
Existing demineralizer trains	BSP I	(*)	(*)
Existing cold lime softener	Not a Joint Facility	(*)	(*)	BSP II (if Option to Purchase Contract exercised)

Joint Facilities Agreement Big Stone II Power Plant	Page 44 June 30, 2005

SCHEDULE 4.04
Lake Water Intake and Pipeline Structure

Otter Tail
Number	Quantity	Description
31356	1 Lot	Lighting
31284	1 Lot	Heating & Ventilation
31373	2,650 SF	Roof
31402	1 Lot	Structure
31403	1 Lot	Make-up Pipe Discharge Structure
31477	7,243 LF	Pond Make-up Pipeline
32595	1 Each	Air Compressor
32596	200 LF	Pipe
32597	2 Each	Pump A & B
32599	1 Each	Pump
32600	2 Each	Pump Motors
32601	1 Each	Pump Motor
32602	2 Each	30" Butterfly Valve
32603	1 Each	16" Butterfly Valve
32604	3 Each	Flow Meters
32605	15,600 LF	Wire
32642	1 Each	Traveling Crane
32726	1 Lot	Switchgear
32727	1 Lot	MCC
33123	1 Each	Heater

Joint Facilities Agreement Big Stone II Power Plant	Page 45 June 30, 2005

SCHEDULE 4.05
BSP I Cooling Pond
[MAP OF EXISTING BSP I PLANT.]

Joint Facilities Agreement Big Stone II Power Plant	Page 46 June 30, 2005

SCHEDULE 4.07
BSP II Cooling Tower Blowdown Pond
[MAP OF BSP II PLANT SITE]

Joint Facilities Agreement Big Stone II Power Plant	Page 47 June 30, 2005

SCHEDULE 5.01
Coal and Ash Joint Facilities

	BSP I or BSP II			Construction/
Description	Joint Facility	Fee or No Fee	Maintenance Costs	Other Costs
Existing rotary dumper, #1 and #2 conveyors	BSP I	(*)	(*)
1/2 Existing coal dead storage area	BSP I	(*)	(*)
1/2 Existing coal dead storage area	BSP II	(*)	(*)	BSP II will purchase 1/2 from BSP I
New concrete storage silos and conveyor	Not Joint Facilities	(*)	(*)	BSP II
New stack-out chute	BSP II	(*)	(*)	BSP II
New coal yard shop for storage and maintenance of mobile equipment	BSP II	(*)	(*)	BSP II
New coal transfer house	Not a Joint Facility	(*)	(*)	BSP II
Existing mobile yard equipment	BSP I	(*)	(*)	BSP II will purchase 1/2 from BSP I
New mobile yard equipment	BSP II	(*)	(*)	50-50 BSP I and BSP II
Existing rail spur and coal unloading facilities	BSP I	(*)	(*)
Existing rail cars	BSP I	(*)	(*)
BSP II rail cars	BSP II	(*)	(*)
BSP I ash disposal area	BSP I Joint Facility	(*)	(*)
BSP I ash silo	Not a Joint Facility	(*)	(*)	BSP II will pay cost of relocation

Joint Facilities Agreement Big Stone II Power Plant	Page 48 June 30, 2005

SCHEDULE 5.03
New Conveyor System and Stack-Out Chute
     Coal will be received at BSP I and off-loaded into the BSP I rotary dumper. The coal travels on #1 and #2 conveyor belts to the head end of #2 belt. After reaching the end of #2 conveyor, it will then be deposited on #3 conveyor (feeding the existing BSP I live storage building), or is transferred to the first new BSP II conveyor belt. From there, the coal will be transported to the top of the coal stack-out transfer point. The coal stack-out is a large cylindrical structure that the coal falls through and exits the cylindrical structure along various locations over the vertical height of the structure. As the coal exits the stack-out, it falls to the ground and begins to pile around the structure. At the transfer point in the stack-out, it will enter the coal stack-out chute, or the second BSP II conveyor belt. If the coal is directed to the stack-out, it becomes part of the dead storage pile. If the coal is directed to the second BSP II conveyor belt, it will enter the BSP II exterior coal silos. Once the coal is in the BSP I live storage building or the BSP II exterior coal silos, it is unit specific and cannot (under normal operational circumstances) travel to different units, i.e., coal from the existing live storage building will only travel to BSP I and coal from the BSP II exterior silos will only travel to BSP II. Coal can also be reclaimed from the dead storage pile. In this case, coal will be pushed into the rotary car dumper building and fed up #2 conveyor. In the event that there is a problem with the coal conveying system at either Plant, each Plant will have an emergency conveying system that starts near the stack-out chute. Each of these emergency conveyors will end at the respective “transfer/crusher” buildings for each Plant.

Joint Facilities Agreement Big Stone II Power Plant	Page 49 June 30, 2005

SCHEDULE 5.06
Mobile Equipment

Technicians – ’91 GMC Sierra
Maintenance – 2000 Chevrolet 3500
Maintenance – ’92 Dodge Ram 250
Operators – 2004 Chevrolet 2500 HD 4x4
2002 GMC Safari
Yard Operators – ’95 Dodge 4x4
Maintenance – ’95 Ford F250
Project Director – ’96 Dodge Intrepid
Maintenance – ’98 Dodge Ram 1500
Electricians – 2001 Dodge Ram 4x4
Plant Manager – ’01 Dodge Intrepid
Cat Forklift – Warehouse
Cat Forklift
Terex Crane Hydraulic 94107 Vickers
Bobcat Hyd P6881
John Deere Lawn Tractor
Predator Portable Welder
Marklift
Gator 1
Gator 2
966F Cat Loader
International 400 Dozer
Michigan 380 Dozer
International Dump Truck
S24B Terex Scraper
TS24B Terex Scraper
Push Lawnmower
2 wheel hand cart
Battery charger on wheels
2 Automobile creepers
Rail cart
Floor jack
Engine hoist
15 Mobile tool boxes
8 Four-wheel carts

Joint Facilities Agreement Big Stone II Power Plant	Page 50 June 30, 2005

SCHEDULE 5.07
Coal Receiving System, Rail Spur and Coal Unloading Facilities

Otter Tail
Number	Quantity	Description
31277	1 Each	Relay room – 3-ton Lennox
31280	1 Lot	Car Dumper Cab – 1-ton Lennox
33103	1 Lot	Dumper dust collector house
50013	32 CY	Dumper dust collector floor
31645	1 Lot	Positioner – carriage guide rails
31646	1 Each	Positioner – truck lock system
31647	1 Each	Positioner – rope haulage system
31648	1 Each	Positioner – carriage and arm
31652	1 Each	Dumper and positioner – motor control center
31654	1 Each	Dumper and positioner – operators cab
31658	4 Each	Rotary Cary dumper – vibratory feeders
31659	4 Each	Rotary Cary dumper – chutes
31684	1 Each	Conveyor No. 1 – drive motor, F-32
31685	1 Each	Conveyor No. 1 – reducer
31686	1 Each	Conveyor No. 1 – high speed coupling
31687	1 Each	Conveyor No. 1 – low speed coupling
31689	1 Each	Conveyor No. 1 – headshaft w/pulleys & pillow blocks
31690	1 Each	Conveyor No. 1 – snubshaft w/pulleys & pillow blocks
31691	1 Each	Conveyor No. 1 – bendshaft w/pulleys & takeup shaft
31692	45 Each	Idlers
31693	2 Each	Conveyor No. 1 – belt cleaners
31694	1 Each	Conveyor No. 1 – discharge hood w/dust curtain, M-15
31695	1 Each	Conveyor No. 1 – discharge chute to conveyor #2
31696	1 Each	Conveyor No. 1 – electrical controls
31697	1 Each	Conveyor No. 1 – steel structure supports
31698	2 Each	Conveyor No. 2 – drive motors
31699	2 Each	Conveyor No. 2 – reducers, m-15
31701	2 Each	Conveyor No. 2 – low speed couplings
31703	1 Each	Conveyor No. 2 – headshaft
31704	1 Each	Conveyor No. 2 – hold back unit
31705	1 Each	Conveyor No. 2 – drive snub shaft
31706	2 Each	Conveyor No. 2 – takeup bend shaft
31707	1 Each	Conveyor No. 2 – auto gravity takeup
31708	2 Each	Conveyor No. 2 – tail snubshafts, m-15
31709	213 Each	Conveyor No. 2 – idlers
31710	1 Each	Conveyor No. 2 – creep drive motor
31711	1 Each	Conveyor No. 2 – creep drive reducer
31712	1 Each	Conveyor No. 2 – creep high speed coupling

Joint Facilities Agreement Big Stone II Power Plant	Page 51 June 30, 2005

Otter Tail
Number	Quantity	Description
31713	1 Each	Conveyor No. 2 – creep clutch coupling
31714	1 Each	Conveyor No. 2 – electrical switches
31715	1 Each	Conveyor No. 2 – steel structure supports
31716	1 Each	Conveyor No. 2 – stairs & walkways – tail end
31717	2 Each	Conveyor No. 2 – walk through conveyor galleries
31718	1 Each	Conveyor No. 2 – support bent – 36 ft.
31719	1 Each	Conveyor No. 2 – discharge hood
31720	1 Each	Conveyor No. 2 – discharge chute to conv. No. 3
31721	1 Each	Conveyor No. 2 – hinged chute to ground
31722	1 Each	Conveyor No. 2 – instrumentation, M-15
31959	1 Each	Conveyor No. 1 dust collector – Ray Jet collector
31960	1 Each	Conveyor No. 1 dust collector – screw drive damper
31961	1 Lot	Conveyor No. 1 dust collector – C.E. Controls
31962	1 Lot	Conveyor No. 1 dust collector – fans & motors
31963	1 Lot	Conveyor No. 1 dust collector – CO2 system
31964	1 Lot	Conveyor No. 1 Dust Collector – Electrical
31965	1 Lot	Conveyor No. 1 Dust Collector – Ductwork
31966	4 Each	Car Dumper – Ray Jet Collectors
31967	4 Each	Car Dumper – screw drive dampers
31968	1 Lot	Car Dumper – C.E. Controls
31969	4 Each	Car Dumper – Fans and motors
31970	1 Lot	Car Dumper – CO2 System
31971	1 Lot	Car Dumper – Electrical
31972	1 Lot	Car Dumper – Ductwork
31988	71 Ton	Rotary car dumper hopper
31991	1 Each	Galigher coal sampler
32008	43818 SF	Car Dumper – forms
32009	3,151 SF	Fuel System Forms – Train Positioner Building
32010	19,104 SF	Fuel System Forms – Conveyor No. 2
32016	420 Ton	Car Dumper – rebar
32017	69 Ton	Train Positioner building – rebar
32018	95 Ton	Fuel System Rebar, Conveyor No. 2
32024	25873 Lbs	Car Dumper – Embeds
32025	9013 Lbs	Train Positioner Building – embeds
32026	8,322 lbs	Fuel System Embeds – Conveyor No. 2
32032	5154 Cy	Car Dumper – concrete
32033	1800 Cy	Train Positioner – concrete
32034	1,662 CY	Fuel System Concrete, Conveyor No. 2
32038	59 ton	Car Dumper – Steel
32047	45500 Cy	Car Dumper – excavation
32048	2000 Cy	Train Positioner – excavation

Joint Facilities Agreement Big Stone II Power Plant	Page 52 June 30, 2005

Otter Tail
Number	Quantity	Description
32049	24,900 CY	Fuel System Excavation – Conveyor No. 2
32055	35700 Cy	Car Dumper – backfill
32056	1600 Cy	Train Positioner – backfill
32057	25,000 CY	Fuel System Backfill – Conveyor No. 2
32059	1 Lot	Car Dumper – Drains
32069	59 Ton	Car Dumper – Structural Steel
32070	81 Ton	Train Positioner building – Structural Steel
32071	20 Ton	Car Dumper – Misc. Iron and Steel
32072	9 ton	Train Positioner Building – Misc. Iron and Steel
32073	14000 SF	Car Dumper – exterior siding
32074	6 each	Car Dumper – doors
32075	300 SF	Car Dumper – Windows
32076	14900 SF	Train Positioner – exterior siding
32077	3 Each	Train Positioner – doors
32078	900 SF	Train Positioner – Blockwall insulation
32083	8900 SF	Conveyor No. 2 – Exterior Siding
32084	1 Each	Conveyor No. 2 – Doors
32088	668,000 CY	Plant Access Railroad – Earthwork C-L, FSC-26
32089	25,182 LF	Plant Access Railroad – Trackage C-3, FSC-42, 44 & 63
32090	1 Lot	Track Detection Equipment, FSC-64
32091	1 Each	Track Switch Heater
36989	1 Lot	Mtce. Platform under electrical cable junction
37016	1 Each	Car Dumper – Dust collection hood
37025	1 Lot	Car Dumper – Dust collector
37536	1 Lot	Tachometer Loss Circuit for Train Positioner Haulage Controller
48822	2 Each	Rail Flange Lubricators
52299	1 Each	Motor, 30 HP, 1800 RPPM. #1 & #2 Conveyor Area
52300	1 Each	Foundation for Blower and Motor. # 1 & #2 Conveyor Area
52301	1 Each	Rotary Airlock, with 1 HP gearmotor drive. #1 & #2 Conveyor Area
52302	1 Lot	Piping with Hangers and Accessories. #1 & #2 Conveyor Area
52303	1 Each	Cyclone dust collector, Fuller/Draco 1DC12 Mark V. #1 & #2 Conveyor Area
52304	2 Each	Trickle Valve, 7". #1 & #2 Conveyor Area
52305	1 Each	Relay room AC
52306	18 Each	Dumper Dust Collector Building – Translucent corrugated panels
65122	1 Each	Wheel clamp system for dumper
67313	1 Each	Dumper positioner brake
67314	1 Each	Positioner SCR Drive
67315	1 Each	Positioner arm SCR drives
67316	3 Each	Dumper car clamp assemblies
67317	2 Each	Dumper variable speed drives
67318	1 Each	Dumper car clamp hydraulic unit

Joint Facilities Agreement Big Stone II Power Plant	Page 53 June 30, 2005

Otter Tail
Number	Quantity	Description
67319	2 Each	Dumper hydraulic pumps
67320	1 Each	Dumper hydraulic building
67321	4 Each	Dumper trunnion wheels
67322	1 Each	Dumper control computer
67323	1 Each	Dumper PLC
67324	2 Each	Dumper Gearboxes
67325	2 Each	Dumper drive motors
67326	1 Each	Dumper Drive Brakes
67327	1 Each	Dumper stairway to pit
67328	1 Lot	Dumper Exit bridge section
67329	1 Each	Dumper platen and girders
67330	1 Each	Dumper entrance door
70747	1 Each	Positioner drive isolation transformer
32710	1 Each	Car Dumper – Motor control center
32723	1 Each	Car Dumper dust collection – motor control center

Joint Facilities Agreement Big Stone II Power Plant	Page 54 June 30, 2005

SCHEDULE 6.01
Additional Joint Facilities

	BSP I or BSP II			Construction/
Description	Joint Facility	Fee or No Fee	Maintenance Costs	Other Costs
Existing coal yard shop (warehouse)	BSP I	(*)	(*)	The cost of converting the coal yard shop into a warehouse shall be allocated solely to BSP II.
New office and locker room	BSP II	(*)	(*)	BSP II
New roads and parking	BSP II	(*)	(*)	BSP II
Existing roads and parking	BSP I	(*)	(*)
Existing control room	BSP I	(*)	(*)
Distributed control system and all other systems necessary located in the control room	BSP II	(*)	(*)	BSP II
Existing fire system	BSP I	(*)	(*)
Additions/upgrades to fire system	BSP II	(*)	(*)	BSP II

Joint Facilities Agreement	Page 55
Big Stone II Power Plant	June 30, 2005

SCHEDULE 9.05
Joint Facilities Fee Formula
Joint Facilities Components Existing as of the date of Commercial Operation: This Schedule 9.05 provides the (*) of Joint Facilities existing as of the date of Commercial Operation. The sum of the (*) listed herein, when (*) by the (*), as that term is defined in Section 9.05(b), (*) the (*) used in the calculation of the Joint Facilities Fee existing as of the date of Commercial Operation pursuant to Section 9.05(a).
Replaced Joint Facilities Components: At and after the replacement of a component of a Joint Facility existing as of the date of Commercial Operation, the (*) and the (*) of such Joint Facility, as listed in this Schedule 9.05, will be replaced by the (*) (as that term is defined in Section 9.05(b)) amount of that Joint Facility component. Accordingly, pursuant to Section 9.05(b), after the replacement of a component of a Joint Facility, the calculation of the Joint Facilities Fee shall include the (*) existing as of the date of Commercial Operation and the (*) in replaced Joint Facility components (*) by the (*).

Otter
Tail
Number	Quantity	Description	Original Cost	Adjusted Cost
Lake Pumping Related Equipment
31356	1 Lot	Lighting	(*)	(*)
31284	1 Lot	Heating & ventilation	(*)	(*)
31373	2,650 SF	Roof	(*)	(*)
31402	1 Lot	Structure	(*)	(*)
31403	1 Lot	Make-up pipe discharge structure	(*)	(*)
31477	7,243 LF	Pond make-up pipeline	(*)	(*)
32595	1 Each	Air compressor	(*)	(*)
32596	200 LF	Pipe	(*)	(*)
32597	2 Each	Pump A & B	(*)	(*)
32599	1 Each	Pump	(*)	(*)
32600	2 Each	Pump motors	(*)	(*)
32601	1 Each	Pump motor	(*)	(*)
32602	2 Each	30" Butterfly valve	(*)	(*)
32603	1 Each	16" Butterfly valve	(*)	(*)
32604	3 Each	Flow meters	(*)	(*)
32605	15,600 LF	Wire	(*)	(*)
32642	1 Each	Traveling crane	(*)	(*)
32726	1 Lot	Switchgear	(*)	(*)
32727	1 Lot	MCC	(*)	(*)
33123	1 Each	Heater	(*)	(*)
Dumper, Rail, and Conveyor #1& #2 Related Equipment
31277	1 Each	Relay room — 3-ton Lennox	(*)	(*)

Joint Facilities Agreement	Page 56
Big Stone II Power Plant	June 30, 2005

Otter
Tail
Number	Quantity	Description	Original Cost	Adjusted Cost
31280	1 Lot	Car Dumper Cab — 1-ton Lennox	(*)	(*)
33103	1 Lot	Dumper dust collector house	(*)	(*)
50013	32 CY	Dumper dust collector floor	(*)	(*)
31645	1 Lot	Positioner — carriage guide rails	(*)	(*)
31646	1 Each	Positioner — truck lock system	(*)	(*)
31647	1 Each	Positioner — rope haulage system	(*)	(*)
31648	1 Each	Positioner — carriage and arm	(*)	(*)
31652	1 Each	Dumper and positioner — motor control center	(*)	(*)
31654	1 Each	Dumper and positioner — operators cab	(*)	(*)
31658	4 Each	Rotary Cary dumper — vibratory feeders	(*)	(*)
31659	4 Each	Rotary Cary dumper — chutes	(*)	(*)
31684	1 Each	Conv. No. 1 — drive motor, F-32	(*)	(*)
31685	1 Each	Conv. No. 1 — reducer	(*)	(*)
31686	1 Each	Conv. No. 1 — high speed coupling	(*)	(*)
31687	1 Each	Conv. No. 1 — low speed coupling	(*)	(*)
31689	1 Each	Conv. No. 1 — headshaft w/pulleys & pillow blocks	(*)	(*)
31690	1 Each	Conv. No. 1 — snubshaft w/pulleys & pillow blocks	(*)	(*)
31691	1 Each	Conv. No. 1 — bendshaft w/pulleys & takeup shaft	(*)	(*)
31692	45 Each	Idlers	(*)	(*)
31693	2 Each	Conv. No. 1 — belt cleaners	(*)	(*)
31694	1 Each	Conv. No. 1 — discharge hood w/dust curtain, M-15	(*)	(*)
31695	1 Each	Conv. No. 1 — discharge chute to conveyor #2	(*)	(*)
31696	1 Each	Conv. No. 1 — electrical controls	(*)	(*)
31697	1 Each	Conv. No. 1 — steel structure supports	(*)	(*)
31698	2 Each	Conv. No. 2 — drive motors	(*)	(*)
31699	2 Each	Conv. No. 2 — reducers, m-15	(*)	(*)
31701	2 Each	Conv. No. 2 — low speed couplings	(*)	(*)
31703	1 Each	Conv. No. 2 — headshaft	(*)	(*)
31704	1 Each	Conv. No. 2 — hold back unit	(*)	(*)
31705	1 Each	Conv. No. 2 — drive snub shaft	(*)	(*)
31706	2 Each	Conv. No. 2 — takeup bend shaft	(*)	(*)

Joint Facilities Agreement	Page 57
Big Stone II Power Plant	June 30, 2005

Otter
Tail
Number	Quantity	Description	Original Cost	Adjusted Cost
31707	1 Each	Conv. No. 2 — auto gravity takeup	(*)	(*)
31708	2 Each	Conv. No. 2 — tail snub shafts, m-15	(*)	(*)
31709	213 Each	Conv. No. 2 — idlers	(*)	(*)
31710	1 Each	Conv. No. 2 — creep drive motor	(*)	(*)
31711	1 Each	Conv. No. 2 — creep drive reducer	(*)	(*)
31712	1 Each	Conv. No. 2 — creep high speed coupling	(*)	(*)
31713	1 Each	Conv. No. 2 — creep clutch coupling	(*)	(*)
31714	1 Each	Conv. No. 2 — electrical switches	(*)	(*)
31715	1 Each	Conv. No. 2 — steel structure supports	(*)	(*)
31716	1 Each	Conv. No. 2 — stairs & walkways — tail end	(*)	(*)
31717	2 Each	Conv. No. 2 — walk through conveyor galleries	(*)	(*)
31718	1 Each	Conv. No. 2 — support bent — 36 ft.	(*)	(*)
31719	1 Each	Conv. No. 2 — discharge hood	(*)	(*)
31720	1 Each	Conv. No. 2 — discharge chute to Conv. No. 3	(*)	(*)
31721	1 Each	Conv. No. 2 — hinged chute to ground	(*)	(*)
31722	1 Each	Conv. No. 2 — instrumentation, M-15	(*)	(*)
31959	1 Each	Conv. No. 1 Dust Collector — Ray Jet collector	(*)	(*)
31960	1 Each	Conv. No. 1 Dust Collector — screw drive damper	(*)	(*)
31961	1 Lot	Conv. No. 1 Dust Collector — C.E. Controls	(*)	(*)
31962	1 Lot	Conv. No. 1 Dust Collector — fans & motors	(*)	(*)
31963	1 Lot	Conv. No. 1 Dust Collector — CO2 system	(*)	(*)
31964	1 Lot	Conv. No. 1 Dust Collector — electrical	(*)	(*)
31965	1 Lot	Conv. No. 1 Dust Collector — ductwork	(*)	(*)
31966	4 Each	Car Dumper — Ray Jet collectors	(*)	(*)

Joint Facilities Agreement	Page 58
Big Stone II Power Plant	June 30, 2005

Otter
Tail
Number	Quantity	Description	Original Cost	Adjusted Cost
31967	4 Each	Car Dumper — screw drive dampers	(*)	(*)
31968	1 Lot	Car Dumper — C.E. controls	(*)	(*)
31969	4 Each	Car Dumper — fans and motors	(*)	(*)
31970	1 Lot	Car Dumper — CO2 system	(*)	(*)
31971	1 Lot	Car Dumper — electrical	(*)	(*)
31972	1 Lot	Car Dumper — ductwork	(*)	(*)
31988	71 Ton	Rotary car dumper hopper	(*)	(*)
31991	1 Each	Galigher coal sampler	(*)	(*)
32008	43,818 SF	Car Dumper — forms	(*)	(*)
32009	3,151 SF	Fuel System Forms — train positioner bldg.	(*)	(*)
32010	19,104 SF	Fuel System Forms — Conv. No. 2	(*)	(*)
32016	420 Ton	Car Dumper — rebar	(*)	(*)
32017	69 Ton	Train Positioner building — rebar	(*)	(*)
32018	95 Ton	Fuel System Rebar, Conv. No. 2	(*)	(*)
32024	25,873 Lbs	Car Dumper — embeds	(*)	(*)
32025	9,013 Lbs	Train Positioner Building — embeds	(*)	(*)
32026	8,322 Lbs	Fuel System Embeds — Conv. No. 2	(*)	(*)
32032	5154 CY	Car Dumper — concrete	(*)	(*)
32033	1800 CY	Train Positioner — concrete	(*)	(*)
32034	1,662 CY	Fuel System Concrete, Conv. No. 2	(*)	(*)
32038	59 Ton	Car Dumper — steel	(*)	(*)
32047	45,500 CY	Car Dumper — excavation	(*)	(*)
32048	2,000 CY	Train Positioner — excavation	(*)	(*)
32049	24,900 CY	Fuel System Excavation — Conv. No. 2	(*)	(*)
32055	35,700 CY	Car Dumper — backfill	(*)	(*)
32056	1,600 CY	Train Positioner — backfill	(*)	(*)
32057	25,000 CY	Fuel System Backfill — Conv. No. 2	(*)	(*)
32059	1 Lot	Car Dumper — drains	(*)	(*)
32069	59 Ton	Car Dumper — structural steel	(*)	(*)
32070	81 Ton	Train Positioner building - structural steel	(*)	(*)
32071	20 Ton	Car Dumper — misc. iron and steel	(*)	(*)

Joint Facilities Agreement	Page 59
Big Stone II Power Plant	June 30, 2005

Otter
Tail
Number	Quantity	Description	Original Cost	Adjusted Cost
32072	9 Ton	Train Positioner Building — misc. iron and steel	(*)	(*)
32073	14,000 SF	Car Dumper — exterior siding	(*)	(*)
32074	6 Each	Car Dumper — doors	(*)	(*)
32075	300 SF	Car Dumper — windows	(*)	(*)
32076	14,900 SF	Train Positioner — exterior siding	(*)	(*)
32077	3 Each	Train Positioner — doors	(*)	(*)
32078	900 SF	Train Positioner — blockwall insulation	(*)	(*)
32083	8,900 SF	Conveyor No. 2 — exterior siding	(*)	(*)
32084	1 Each	Conveyor No. 2 — doors	(*)	(*)
32088	668,000 CY	Plant Access Railroad — earthwork C-L, FSC-26	(*)	(*)
32089	25,182 LF	Plant Access Railroad — trackage C-3, FSC-42, 44 & 63	(*)	(*)
32090	1 Lot	Track Detection Equipment, FSC-64	(*)	(*)
32091	1 Each	Track switch heater	(*)	(*)
36989	1 Lot	Mtce. platform under electrical cable junction	(*)	(*)
37016	1 Each	Car Dumper — dust collection hood	(*)	(*)
37025	1 Lot	Car Dumper — dust collector	(*)	(*)
37536	1 Lot	Tachometer loss circuit for train positioner haulage controller	(*)	(*)
48822	2 Each	Rail flange lubricators	(*)	(*)
52299	1 Each	Motor, 30 HP, 1800 RPPM. #1 & #2 conveyor area	(*)	(*)
52300	1 Each	Foundation for blower and motor. #1 & #2 Conveyor Area	(*)	(*)
52301	1 Each	Rotary Airlock, with 1 HP gear motor drive. #1 & #2 conveyor area	(*)	(*)
52302	1 Lot	Piping with hangers and accessories. #1 & #2 conveyor area	(*)	(*)
52303	1 Each	Cyclone dust collector, Fuller/Draco 1DC12 Mark V. #1 & #2 conveyor area	(*)	(*)
52304	2 Each	Trickle valve, 7" #1 & #2 conveyor area	(*)	(*)
52305	1 Each	Relay room AC	(*)	(*)

Joint Facilities Agreement	Page 60
Big Stone II Power Plant	June 30, 2005

Otter
Tail
Number	Quantity	Description	Original Cost	Adjusted Cost
52306	18 Each	Dumper dust collector building - translucent corrugated panels	(*)	(*)
65122	1 Each	Wheel clamp system for dumper	(*)	(*)
67313	1 Each	Dumper positioner brake	(*)	(*)
67314	1 Each	Positioner SCR drive	(*)	(*)
67315	1 Each	Positioner arm SCR drives	(*)	(*)
67316	3 Each	Dumper car clamp assemblies	(*)	(*)
67317	2 Each	Dumper variable speed drives	(*)	(*)
67318	1 Each	Dumper car clamp hydraulic unit	(*)	(*)
67319	2 Each	Dumper hydraulic pumps	(*)	(*)
67320	1 Each	Dumper hydraulic building	(*)	(*)
67321	4 Each	Dumper trunnion wheels	(*)	(*)
67322	1 Each	Dumper control computer	(*)	(*)
67323	1 Each	Dumper PLC	(*)	(*)
67324	2 Each	Dumper gearboxes	(*)	(*)
67325	2 Each	Dumper drive motors	(*)	(*)
67326	1 Each	Dumper drive brakes	(*)	(*)
67327	1 Each	Dumper stairway to pit	(*)	(*)
67328	1 Lot	Dumper exit bridge section	(*)	(*)
67329	1 Each	Dumper plate and girders	(*)	(*)
67330	1 Each	Dumper entrance door	(*)	(*)
70747	1 Each	Positioner drive isolation transformer	(*)	(*)
32710	1 Each	Car Dumper — motor control center	(*)	(*)
32723	1 Each	Car Dumper dust collection — motor control center	(*)	(*)
		TOTAL:	(*)	(*)

Joint Facilities Agreement	Page 61
Big Stone II Power Plant	June 30, 2005

SCHEDULE 10.01(A)
Option to Purchase Contract
OPTION TO PURCHASE CONTRACT
     THIS OPTION TO PURCHASE CONTRACT (this “Option Contract”) is made this 30th day of June, 2005, by and between Montana-Dakota Utilities Co., a Division of MDU Resources Group, Inc., a Delaware corporation f/k/a Montana-Dakota Utilities Co., of Bismarck, North Dakota (“Montana-Dakota”), Northwestern Corporation, a Delaware corporation doing business as NorthWestern Energy, of Sioux Falls, South Dakota (“NorthWestern”) and Otter Tail Corporation, a Minnesota corporation, of Fergus Falls, Minnesota (“Otter Tail,” and together with Montana-Dakota and NorthWestern, “Sellers”), and Otter Tail, in its capacity as administrative agent for itself and the other Persons who are, from time to time, the BSP II Owners described in the JFA described below (in such capacity, “Buyer”). Sellers and Buyer are sometimes referred to as the “Parties” and Sellers (collectively) and Buyer are each a “Party.”
     WHEREAS, Sellers are the owners, as tenants in common, of those certain tracts of real property located in Grant County, South Dakota legally described on Exhibit A attached hereto (the “BSP II Plant Site” and, together with such improvements and appurtenances thereto, the “Optioned Premises”); and
     WHEREAS, Sellers have entered into that certain Big Stone I and Big Stone II 2005 Joint Facilities Agreement of even date hereof (the “JFA”) with the BSP II Owners described therein (the “BSP II Owners”) for the purpose of planning the development of the BSP II Plant Site and the cooperative use of certain joint facilities located on the BSP I Plant Site and the BSP II Plant Site; and
     WHEREAS, in connection with the purposes of the JFA, Sellers have agreed to grant Buyer, as administrative agent for the BSP II Owners, an option to purchase the Optioned Premises, pursuant to the terms and conditions set forth herein.
     NOW, THEREFORE, in consideration of the mutual covenants set forth below and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:
1.	Grant of Option. Sellers give and grant to Buyer the exclusive option (the “Option”) to purchase the Optioned Premises and do hereby agree to hold the Optioned Premises for sale to Buyer (or to the BSP II Owners as Buyer may direct), until the (*), at 5:00 p.m., local Big Stone City, South Dakota time (the “Option Period”). Buyer shall have the option to purchase none, some or all of the Optioned Premises based (in Buyer’s sole discretion) on the results of the environmental due diligence conducted pursuant to Section 10.09 of the JFA.
2.	Purchase Price. The purchase price of the Optioned Premises shall be (*) per acre, which shall be payable in full at Closing. The acreage of the Optioned Premises shall be conclusively determined by the official plats of the tracts constituting the Optioned Premises.
3.	Real Estate Taxes. Real estate taxes and installments of special assessments, if any, shall be prorated as of the Date of Closing (as defined below) in accordance with customary

Option to Purchase Contract	Page 62
Big Stone II Power Plant	June 30, 2005

local commercial practice. Sellers and Buyer shall take such appropriate steps as are necessary to cause the Optioned Premises to be taxed and assessed separately and distinctly from the fee parcels that constitute the BSP I Plant Site (as defined in the JFA) after the Date of Closing.
4.	Exercise of Option. In the event that Buyer desires to exercise the Option, Buyer shall deliver written notice of its exercise of the Option to Sellers in accordance with the notice provisions of the JFA prior to the date and time of expiration of the Option Period, and such notice shall be sufficient to exercise the Option.
5.	Review of Title; Clearance of Title Objections. Buyer has, at its expense, reviewed the state of the title to the Optioned Premises and agrees to take title to the Optioned Premises subject to all easements, liens and encumbrances of record as of the date hereof except for the easements, liens and encumbrances described in Exhibit B (such non-accepted encumbrances being referred to herein as the “Non-Permitted Encumbrances”). Nothing in this Option Contract shall be deemed to excuse Buyer from having to accept title to the Optioned Premises subject to existing and future environmental conditions described under Article X of the JFA. Buyer shall have the right to contract for the issuance of an owner’s title insurance policy and such endorsements thereto as may be desired by Buyer at Buyer’s expense, it being understood and agreed that the terms of such policy and endorsements are strictly between Buyer and the title company and shall not constitute a basis for title objections or a basis for termination of this Option Contract if unavailable.
6.	Closing. The “Date of Closing” shall be the date Sellers deliver a warranty deed transferring the Optioned Premises to Buyer (the “Closing”). The Date of Closing shall be within ninety (90) days following receipt by Sellers of the notice of election to exercise this Option, or such other date as may be agreed to by Buyer and Sellers; provided that either Party may extend the Date of Closing for up to an additional thirty (30) days by notice to the other Party stating the reason for such extension, which reason shall be commercially reasonable. At the Closing, Sellers shall execute and deliver to Buyer (A) a warranty deed in favor of Buyer (or the designated BSP II Owners), conveying the Optioned Premises subject to all easements, liens and encumbrances of record as of the date hereof, except for the Non-Permitted Encumbrances; (B) such additional documents as may be necessary to place the warranty deed of record; and (C) such additional customary documents as may be reasonably required by Buyer’s title company in order to issue an owner’s title insurance policy with the following so-called “standard exceptions” deleted: (i) any facts, rights, interests, or claims which are not shown by the public records but which could be ascertained by an inspection of said land or by making inquiry of persons in possession thereof; (ii) discrepancies, conflicts in boundary lines, shortage in area, encroachments, or any other facts which a correct survey would disclose, and which are not shown by the public records; (iii) any lien, or right to a lien for services, labor or material heretofore or hereafter furnished, imposed by the law and not shown by

Option to Purchase Contract	Page 63
Big Stone II Power Plant	June 30, 2005

the public records; (iv) bankruptcies, defects, liens, encumbrances, adverse claims or other matters, if any, created, first appearing in the public records or attaching prior to the date the Buyer acquires of record fee title estate to the Optioned Premises.
7.	Assignment of Option. It is specifically understood and agreed that Buyer may assign its rights under this Option Contract at any time and that any such assignee shall also have the right of assignment; provided that Buyer may only assign its rights under this Option Contract (and any assignee may only further assign its rights under this Option Contract) to a Person who is then a BSP II Owner or in connection with a pledge or the granting of a security interest in, or assigning as collateral, all or any portion of Buyer’s interest in either BSP II or the JFA in connection with Buyer’s financing of the Project.
8.	Right of Entry; Inspection of Optioned Premises. Sellers hereby grant to Buyer, and its agents or designees, the right to enter upon the Optioned Premises at any time during the Option Period as more specifically provided for in the JFA for the purposes of surveying and inspecting the Optioned Premises. Acceptance of the warranty deed for the Optioned Premises shall constitute Buyer’s acknowledgment that the Optioned Premises have been conveyed on an “As-Is, Where-Is” basis, but subject to warranties of title as set forth in a Warranty Deed to be delivered pursuant to Section 6. In the event that Buyer’s inspection reveals an environmental hazard, Hazardous Substance or other undesirable condition with respect to the Optioned Premises, Buyer may, at any time prior to Closing (i) accept responsibility for such conditions and proceed to Closing, as provided for in the JFA, (ii) exclude that portion of the Optioned Premises with the environmental hazard, Hazardous Substance or undesirable condition from the terms of the Option (in which case, Sellers shall convey the remaining portion of the Optioned Premises to Buyer upon exercise of the Option), or (iii) elect to terminate this Option Contract at which time the Parties shall have no further responsibilities to each other with respect to this Option Contract.
9.	Definitions. Any capitalized term that is not defined in this Option Contract shall have the definition set forth in the JFA.
10.	Successors and Assigns. This Option Contract shall inure to the benefit of and bind the respective successors and assigns of the Parties hereto, and references hereby to “Sellers” and “Buyer” shall be deemed to include their respective successors and assigns. Buyer acknowledges and represents to Sellers that it is acting solely as agent for the BSP II Owners.
11.	Time Is of the Essence. Time is of the essence to this Option Contract.
12.	Recording of Memorandum. The Parties agree that this Option Contract shall not be recorded. The Parties shall enter into a Memorandum of Option Contract and the Memorandum will be recorded in the Office of the Register of Deeds of Grant County, South Dakota as soon as reasonably possible following execution of this Option Contract.

Option to Purchase Contract	Page 64
Big Stone II Power Plant	June 30, 2005

13.	Sellers’ Representations. Sellers covenant, represent and warrant to Buyer that:
(a)	Sellers have the full power, authority and legal right under all applicable Laws and their respective organizational documents to grant the Option to Buyer and complete the transaction contemplated hereby. The Persons who have executed this Option Contract on behalf of Sellers have the appropriate authority as the owners of the entire interest of Optioned Premises to bind Sellers to the terms of this Option Contract

(b)	The execution, delivery and performance of this Option Contract by Sellers will not result in any breach of any instrument, agreement, contract or other document to which Sellers are a party or by which their properties are bound.

(c)	As of the date hereof, there are no liens or encumbrances against the Optioned Premises other than easements, liens and encumbrances of record. Seller has not permitted or suffered any easements, liens or encumbrances against the Optioned Premises since May 10, 2005.

(d)	From the date hereof until the Date of Closing, Sellers shall not grant, permit or suffer any easements, liens or encumbrances to attach to the Optioned Premises without the prior written consent of Buyer, other than such easements, liens or encumbrances as shall be released prior to Closing.
14.	Remedies for Breach. In the event of a material breach of the covenants, terms, conditions, representations, and warranties set forth in this Option Contract, either Party may seek specific performance to enforce the provisions hereof, and/or may seek damages resulting from such breach and/or any other remedy available to such Party under law or equity. The prevailing Party shall be entitled to reasonable attorneys’ fees incurred in enforcing this Option Contract. The remedies set forth herein are cumulative and are in addition to any remedies set forth in the JFA.
15.	Governing Law. This Option Contract shall be governed by the law of the state of South Dakota.
16.	Counterparts. To facilitate execution, this Option Contract may be executed in as many separate counterparts as may be convenient or required. It shall not be necessary that the signature of each Party, or that the signature of all Persons required to bind any Party, appear on each counterpart. All counterparts shall collectively constitute a single instrument.

Option to Purchase Contract	Page 65
Big Stone II Power Plant	June 30, 2005

     IN WITNESS WHEREOF, the Parties have executed this Option Contract as of the day and year first above written.

SELLERS:

Montana-Dakota:	MONTANA-DAKOTA UTILITIES CO., a Division of MDU Resources Group, Inc., a Delaware corporation formerly known as Montana-Dakota Utilities Co.

By:

	Name:	Bruce T. Imsdahl
	Its:	President and Chief Executive Officer

NorthWestern:	NORTHWESTERN CORPORATION, a Delaware corporation doing business as NorthWestern Energy

By:

	Name:	Michael J. Hanson
	Its:	President and Chief Executive Officer

Otter Tail:	OTTER TAIL CORPORATION, a Minnesota corporation

By:

	Name:	Charles S. MacFarlane
	Its:	President

BUYER:

OTTER TAIL CORPORATION, a Minnesota corporation, as administrative agent for itself and the other Persons who are, from time to time, the BSP II Owners described in the JFA

By:

	Name:	Charles S. MacFarlane
	Its:	President

Option to Purchase Contract	Page 66
Big Stone II Power Plant	June 30, 2005

EXHIBIT A
Legal Description of Optioned Premises
Tract A in the E 1/2 of Section 11, Township 121 North — Range 47 West of the 5th P.M., Grant County, South Dakota
[cooling tower blowdown pond]
Tract B in the SE 1/4 of Section 11, Township 121 North — Range 47 West of the 5th P.M., Grant County, South Dakota
[cooling tower]
Tract C in the E 1/2 of Section 11 and W 1/2 of Section 12, Township 121 North — Range 47 West of the 5th P.M., Grant County, South Dakota
[coal silos]
Tract D in the E 1/2 of Section 11 and the W 1/2 of Section 12 — Township 121 North — Range 47 West of the 5th P.M., Grant County, South Dakota
[dead coal storage]
Tract E in the NE 1/4 of Section 11, Township 121 North — Range 47 West of the 5th P.M., Grant County, South Dakota
[new yard shop]
Tract F in the NW 1/4 of Section 12, Township 121 North — Range 47 West of the 5th P.M., Grant County, South Dakota
[BSP II cooling water makeup]
Tract G in the W 1/2 of Section 12, Township 121 North — Range 47 West of the 5th P.M., Grant County, South Dakota
[BSP II coal transfer house]
Tract H in the SW 1/4 of Section 12, Township 121 North — Range 47 West of the 5th P.M., Grant County, South Dakota
[cold lime softener]
Tract I in the SW 1/4 of Section 12 and SE 1/4 of Section 11, Township 121 North — Range 47 West of the 5th P.M., Grant County, South Dakota
[BSP II’s power block]
Tract M in the SE 1/4 of Section 12, Township 121 North — Range 47 West of the 5th P.M., Grant County, South Dakota
[brine concentrator addition]

Option to Purchase Contract	Page 67
Big Stone II Power Plant	June 30, 2005

Tract O in the SE 1/4 of Section 11, , Township 121 North — Range 47 West of the 5th P.M., Grant County, South Dakota
[scrubber waste storage]

EXHIBIT B
Non-Permitted Encumbrances
Big Stone Plant Agreement for Sharing Ownership of Generating Plant dated as of January 7, 1970, as amended by:
Supplemental Agreement No. 1 to Big Stone Plant Agreement for Sharing Ownership of Generating Plant dated as of July 1, 1983
Supplemental Agreement No. 2 to Big Stone Plant Agreement for Sharing Ownership of Generating Plant dated as of March 1, 1985
Supplemental Agreement No. 3 to Big Stone Plant Agreement for Sharing Ownership of Generating Plant dated March 31, 1986
Supplemental Agreement No. 4 to Big Stone Plant Agreement for Sharing Ownership of Generating Plant dated April 24, 2003, recorded July 7, 2003 in Misc. Record 227, Page 998.
Easement Agreement dated February 1, 1974 in favor of Grant County, South Dakota, recorded February 6, 1974 in Misc. Record 159, page 169.
Memorandum of Option to Lease Land dated October 3, 2002, recorded October 10, 2002 in Misc. Record 227, Page 480
All mortgage indentures affecting the Optioned Premises.
All matters placed of record after May 10, 2005.

Joint Facilities Agreement	Page 69
Big Stone II Power Plant	June 30, 2005

SCHEDULE 10.01(B)
Memorandum of Option to Purchase Contract
MEMORANDUM OF OPTION TO PURCHASE CONTRACT
This instrument memorializes the fact that Montana-Dakota Utilities Co., a Division of MDU Resources Group, Inc., a Delaware corporation f/k/a Montana-Dakota Utilities Co., of Bismarck, North Dakota (“Montana-Dakota”), Northwestern Corporation, a Delaware corporation doing business as NorthWestern Energy, of Sioux Falls, South Dakota (“NorthWestern”) and Otter Tail Corporation, a Minnesota corporation, of Fergus Falls, Minnesota (“Otter Tail,” and together with Montana-Dakota and NorthWestern, “Sellers”), and Otter Tail, in its capacity as administrative agent for itself and the other Persons who are, from time to time, the BSP II Owners described in the Option to Purchase Contract described below (in such capacity, “Buyer”), have entered into that certain Option to Purchase Contract dated June 30, 2005 (the “Option Contract”) concerning the real property in Grant County, South Dakota described in Exhibit A attached hereto (the “Optioned Premises”).
Under the terms of the Option Contract, which is in full force and effect, Buyer has the exclusive option to purchase the Optioned Premises from Sellers for the price specified therein. The Sellers shall also provide easements for access to the Optioned Premises pursuant to the terms of the Option Contract. The Option expires no later than (*) although the closing of the purchase of the Option Contract may occur up to ninety (90) days after such date.
To facilitate execution, this Memorandum Agreement may be executed in as many separate counterparts as may be convenient or required. It shall not be necessary that the signature of each Party, or that the signature of all persons required to bind any Party, appear on each counterpart. All counterparts shall collectively constitute a single instrument.
[The remainder of this page is intentionally left blank.]

Memorandum of Option to Purchase Contract	Page 70
Big Stone II Power Plant	June 30, 2005

     IN WITNESS WHEREOF, the Sellers and Buyer have caused this Memorandum of Option to Purchase Contract to be executed effective as of June 30, 2005.

SELLERS:

Montana-Dakota:	MONTANA-DAKOTA UTILITIES CO., a Division of MDU Resources Group, Inc., a Delaware corporation formerly known as Montana-Dakota Utilities Co.

By:

Name: Bruce T. Imsdahl
Its: President and Chief Executive Officer

STATE OF South Dakota
	}	ss.
COUNTY OF Grant
On this the 30th day of June, 2005, before me, Dennis Mears, the undersigned officer, personally appeared Bruce T. Imsdahl, who acknowledged himself to be the President and Chief Executive Officer of MONTANA-DAKOTA UTILITIES CO., a Division of MDU Resources Group, Inc., a Delaware corporation, and that he, as such President and Chief Executive Officer being authorized so to do, executed the foregoing instrument for the purposes therein contained, by signing the name of the corporation by himself as President and Chief Executive Officer.
In witness whereof I hereunto set my hand and official seal.

Notary Public

Memorandum of Option to Purchase Contract	Page 71
Big Stone II Power Plant	June 30, 2005

NorthWestern:	NORTHWESTERN CORPORATION, a Delaware corporation doing business as NorthWestern Energy

By:

Name: Michael J. Hanson
Its: President and Chief Executive Officer

STATE OF SOUTH DAKOTA
	}	ss.
COUNTY OF MINNEHAHA
On this the 27th day of June, 2005, before me, Alan Dietrich, the undersigned officer, personally appeared Michael J. Hanson, who acknowledged himself to be the President and Chief Executive Officer of NORTHWESTERN CORPORATION, a Delaware corporation, and that he, as such President and Chief Executive Officer being authorized so to do, executed the foregoing instrument for the purposes therein contained, by signing the name of the corporation by himself as President and Chief Executive Officer.
In witness whereof I hereunto set my hand and official seal.

Notary Public

Memorandum of Option to Purchase Contract	Page 72
Big Stone II Power Plant	June 30, 2005

Otter Tail:	OTTER TAIL CORPORATION, a Minnesota corporation

By:

Name: Charles S. MacFarlane
Its: President

STATE OF MINNESOTA
	}	ss.
COUNTY OF HENNEPIN
On this the 22nd day of June, 2005, before me, Thomas A. Jensen, the undersigned officer, personally appeared Charles S. MacFarlane, who acknowledged himself to be the President of OTTER TAIL CORPORATION, a Minnesota corporation, and that he, as such President being authorized so to do, executed the foregoing instrument for the purposes therein contained, by signing the name of the corporation by himself as President.
In witness whereof I hereunto set my hand and official seal.

Notary Public

Memorandum of Option to Purchase Contract	Page 73
Big Stone II Power Plant	June 30, 2005

BUYER:

OTTER TAIL CORPORATION, a Minnesota corporation, as administrative agent for itself and the other Persons who are, from time to time, the BSP II Owners described in the Option to Purchase Contract

By:

Name: Charles S. MacFarlane
Its: President

STATE OF MINNESOTA
	}	ss.
COUNTY OF HENNEPIN
On this the 22nd day of June, 2005, before me, Thomas A. Jensen, the undersigned officer, personally appeared Charles S. MacFarlane, who acknowledged himself to be the President of OTTER TAIL CORPORATION, a Minnesota corporation, and that he, as such President being authorized so to do, executed the foregoing instrument for the purposes therein contained, by signing the name of the corporation by himself as President.
In witness whereof I hereunto set my hand and official seal.

Notary Public

Memorandum of Option to Purchase Contract	Page 74
Big Stone II Power Plant	June 30, 2005

This Instrument Drafted By:
Leonard, Street and Deinard P.A. (RLS)
150 South Fifth Street, Suite 2300
Minneapolis, MN 55402

Memorandum of Option to Purchase Contract	Page 75
Big Stone II Power Plant	June 30, 2005

EXHIBIT A
TO
MEMORANDUM OF OPTION TO PURCHASE CONTRACT
Tract A in the E 1/2 of Section 11, Township 121 North — Range 47 West of the 5th P.M., Grant County, South Dakota
Tract B in the SE 1/4 of Section 11, Township 121 North — Range 47 West of the 5th P.M., Grant County, South Dakota
Tract C in the E 1/2 of Section 11 and W 1/2 of Section 12, Township 121 North — Range 47 West of the 5th P.M., Grant County, South Dakota
Tract D in the E 1/2 of Section 11 and the W 1/2 of Section 12 — Township 121 North — Range 47 West of the 5th P.M., Grant County, South Dakota
Tract E in the NE 1/4 of Section 11, Township 121 North — Range 47 West of the 5th P.M., Grant County, South Dakota
Tract F in the NW 1/4 of Section 12, Township 121 North — Range 47 West of the 5th P.M., Grant County, South Dakota
Tract G in the W 1/2 of Section 12, Township 121 North — Range 47 West of the 5th P.M., Grant County, South Dakota
Tract H in the SW 1/4 of Section 12, Township 121 North — Range 47 West of the 5th P.M., Grant County, South Dakota
Tract I in the SW 1/4 of Section 12 and SE 1/4 of Section 11, Township 121 North — Range 47 West of the 5th P.M., Grant County, South Dakota
Tract M in the SE 1/4 of Section 12, Township 121 North — Range 47 West of the 5th P.M., Grant County, South Dakota
Tract O in the SE 1/4 of Section 11, , Township 121 North — Range 47 West of the 5th P.M., Grant County, South Dakota

Joint Facilities Agreement	Page 76
Big Stone II Power Plant	June 30, 2005

SCHEDULE 10.02(A)
Blanket Easement Agreement
(space above reserved for recording information)
BLANKET EASEMENT AGREEMENT
     THIS BLANKET EASEMENT AGREEMENT (this “Agreement”) is made and entered into as of the 30th day of June, 2005, by and among Otter Tail Corporation, a Minnesota corporation, doing business as Otter Tail Power Company (“Otter Tail”), NorthWestern Corporation, a Delaware corporation, doing business as NorthWestern Energy (“NorthWestern”), and Montana-Dakota Utilities Co., a Division of MDU Resources Group, Inc., a Delaware corporation formerly known as Montana-Dakota Utilities Co. (“Montana-Dakota”), and Central Minnesota Municipal Power Agency, an agency incorporated under Minnesota law (“CMMPA”), Great River Energy, a Minnesota cooperative (“GRE”), Heartland Consumers Power District, a consumers power district formed and organized under the South Dakota Consumers Power District Law, Chapter 49-35 of the South Dakota Codified Laws (“Heartland”), Southern Minnesota Municipal Power Agency, a Minnesota municipal corporation and political subdivision (“SMMPA”), and Western Minnesota Municipal Power Agency, a Minnesota municipal corporation and political subdivision (“WMMPA”). Otter Tail, NorthWestern, and Montana-Dakota, together with such other Persons that from time to time may be Owners of BSP I (as such term is defined below) are collectively referred to herein as the “BSP I Owners.” CMMPA, GRE, Heartland, SMMPA, WMMPA, Montana-Dakota, and Otter Tail, together with such other Persons that from time to time may become Owners of BSP II (as such term is defined below), are collectively referred to herein as the “BSP II Owners.”
WITNESSETH
     A. The BSP I Owners, as tenants in common, own an undivided interest in one hundred percent (100%) of the existing 450 MW coal-fired electric generating plant located in Grant County, South Dakota, known as the Big Stone Plant (“BSP I”) and in one hundred percent (100%) of the real property legally described on Exhibit A (the “Project Premises”). The Project Premises are primarily held by the BSP I Owners for the purpose of the operation of BSP I.
     B. The BSP II Owners plan to jointly develop, own and operate a new, approximately 600 MW coal-fired electric generating plant to be known as the Big Stone II Power Plant (“BSP II”) to be located on property adjacent to BSP I.

Blanket Easement Agreement	Page 77
Big Stone II Power Plant	June 30, 2005

     C. The BSP I Owners and BSP II Owners have entered into a Big Stone I and Big Stone II 2005 Joint Facilities Agreement dated of even date hereof (the “Joint Facilities Agreement”) regarding the joint use of certain facilities by the BSP I Owners and BSP II Owners in the operation of BSP I and BSP II; and
     D. In connection with the development of BSP II, the BSP I Owners and Otter Tail, as agent for the BSP II Owners, have entered into that certain Option to Purchase Contract dated of even date hereof (the “Option Contract”) which grants an option to the BSP II Owners to purchase that portion of the Project Premises legally described on Exhibit B (the “BSP II Plant Site”). BSP II and the BSP II Joint Facilities are to be constructed upon the BSP II Plant Site. The remaining portion of the Project Premises (upon which BSP I and the BSP I Joint Facilities are constructed) is referred to herein as the “BSP I Plant Site.”
     E. Under the Joint Facilities Agreement, the BSP I and BSP II Owners will develop and operate their respective Plant Sites and Joint Facilities in conjunction with each other as integral parts of a single complex, but not a planned or common interest development community, and to effectuate the common use and operation of their respective Plant Sites and Joint Facilities, the BSP I and BSP II Owners desire to enter into this Agreement;
     NOW, THEREFORE, in consideration of the premises, the BSP I and BSP II Owners agree as follows:
ARTICLE I — DEFINITIONS
     The terms used herein, unless otherwise specifically defined herein, will have the same meanings as set forth in the Joint Facilities Agreement.
ARTICLE II -EASEMENTS FOR CONSTRUCTION
     2.1 Pre-Construction and Construction Easements
     (A) The BSP I Owners hereby grant the BSP II Owners and their invitees a temporary, nonexclusive easement over and across the Project Premises to access the proposed BSP II Plant Site for purposes of investigating, accumulating data, testing and designing BSP II and associated facilities including, but not limited to, BSP II Joint Facilities, BSP II exclusive facilities, utility lines, and access roads, subject to the terms and conditions of Section 10.03 of the Joint Facilities Agreement.
     (B) The BSP I Owners hereby grant a temporary, nonexclusive easement to the BSP II Owners, their contractors, subcontractors, architects, employees and invitees across the area legally described in Exhibit C for the purposes of lay down areas, construction and material storage, work areas, contractor parking, temporary offices and temporary roadways in connection with the construction of BSP II and the BSP II Joint Facilities (the “Construction Easement”), subject to the terms and conditions of Section 10.03 of the Joint Facilities Agreement.

Blanket Easement Agreement	Page 78
Big Stone II Power Plant	June 30, 2005

ARTICLE III — CONSTRUCTION INDEMNIFICATION REQUIREMENTS,
RESTRICTIONS; AND FACILITY EASEMENTS
     3.1 Indemnification Requirements
     The BSP II Owners covenant that during the activities conducted pursuant to Article II and their use of the temporary easement rights thereunder, the BSP II Owners shall indemnify the BSP I Owners as provided in Section 10.04 of the Joint Facilities Agreement.
     3.2 Joint and Exclusive Facilities
     (A) Any BSP II Joint Facilities and exclusive facilities shall be constructed as shown on the Site Plan attached as Exhibit D hereto.
     (B) Any BSP II utility lines that are placed underground shall be at depths designated by BSP II consultants and subject to approval by the BSP I Engineering and Operating Committee.
     3.3 Location of Facilities
     Any BSP II Joint Facilities and exclusive facilities shall only be located as designated on the Site Plan. While it is acknowledged and agreed that the BSP II Owners have no obligation to commence construction of any Joint Facility or exclusive facility, the BSP II Owners agree that once construction of a Joint Facility or exclusive facility has commenced, such activity will be completed within a reasonable time.
     3.4 Liens
     If any mechanic’s lien is recorded against BSP I or the BSP I Plant Site as a result of services performed or materials furnished for the use of the BSP II Owners, the BSP II Owners agree to cause such lien to be discharged within fifteen (15) days after the entry of a final judgment (after all appeals) for the foreclosure of such mechanic’s lien. Notwithstanding the foregoing, upon request of the BSP I Owners, the BSP II Owners agree to promptly cause such lien to be released and discharged of record, either by paying the indebtedness which gave rise to such mechanic’s lien or by posting bond or other security as required by law to obtain such release and discharge. Nothing herein shall prevent the BSP II Owners from contesting the validity thereof in any manner they choose so long as such contest is pursued with reasonable diligence. If such contest is determined adversely (allowing for appeal to the highest appellate court), the BSP II Owners shall promptly pay in full the required amount, together with interest, penalties, costs, or other charges necessary to release such mechanic’s lien of record. The BSP II Owners agree to defend, protect, indemnify and hold harmless the BSP I Owners, BSP I, and the BSP I Plant Site from and against all claims and demands, including any action or proceeding brought thereon, and all Losses arising out of or resulting from such mechanic’s lien.

Blanket Easement Agreement	Page 79
Big Stone II Power Plant	June 30, 2005

     3.5 Facility Easement
     As a condition to, and in conjunction with the process of, the exercise of the Option, the BSP I Owners shall grant to the BSP II Owners a nonexclusive easement (the “Facility Easement”) in designated specific areas for purposes of the installation, operation and maintenance of (a) necessary utility lines serving the BSP II Plant Site and (b) other facilities reasonably necessary for the operation of BSP II and the BSP II Joint Facilities (including but not limited to water lines, steam lines, pipe lines, conveyors, roadways and similar facilities). Concurrently with their acquisition of the BSP II Plant Site, the BSP I Owners shall grant the Facility Easement pursuant to a written agreement to be recorded along with the Warranty Deed to the BSP II Plant Site. The Groups shall negotiate, in good faith (through their respective Engineering and Operating Committees) the specific terms and location of the Facility Easement. The BSP II Owners shall pay the reasonable expenses of the BSP I Owners that directly relate to the grant of the Facility Easement.
ARTICLE IV -POST-CONSTRUCTION EASEMENTS
     4.1 Post-Construction Easements
     Following the construction of BSP II, the BSP II Joint Facilities, and BSP II exclusive facilities and during the term of the Joint Facilities Agreement, the BSP I Owners and the BSP II Owners shall grant and convey to the other, their employees and invitees, in common with others entitled to the same use, a non-exclusive cross-easement over and across each Group’s Plant Site in order to facilitate the operation and maintenance of each Group’s Joint Facilities and exclusive facilities in accordance with the Joint Facilities Agreement. A Group that benefits from any such cross-easement shall pay the reasonable expenses of the other (i.e., the granting) Group directly related to the grant of such cross-easement by such granting Group.
     4.2 Ingress, Egress and Parking
     During the term of the Joint Facilities Agreement, each Group hereby grants and conveys to the other Group for its use and for the use of its employees and invitees, in common with others entitled to use the same, a non-exclusive easement for the passage and parking of vehicles over and across the parking and driveway areas of each Group’s Plant Site, as the same may from time to time be constructed and maintained for such use, and for the passage and accommodation of pedestrians over and across the parking, roadways, driveways and sidewalk areas of the Group’s Plant Site, as the same may from time to time be constructed and maintained for such use. The easements established pursuant to Section 4.1 and this Section 4.2 shall be appurtenant to and for the benefit of each Group’s Plant Site and shall be binding on, enforceable against, and burden each Group’s Plant Site for the Term of this Agreement. Such easement rights shall be subject to the following reservations as well as the other applicable provisions contained in this Agreement:
1.	Each Group reserves the right to close-off any portion of its Plant Site for such reasonable period of time as may be legally necessary, in the opinion of such Group’s counsel, to prevent the acquisition of prescriptive rights by anyone;

Blanket Easement Agreement	Page 80
Big Stone II Power Plant	June 30, 2005

provided, however, that prior to closing off any portion of its Plant Site, such Group shall give written notice to the other Group of its intention to do so, and shall attempt to coordinate such closing-off with the other Group so that no unreasonable interference with the passage of pedestrians or vehicles shall occur;

2.	Each Group reserves the right at any time and from time to time to exclude or restrain any person who is not an invitee of either Group from using its Plant Site; and

3.	Each Group reserves the right to temporarily erect or place barriers in and around areas on its Plant Site which are being constructed and/or repaired in order to ensure either safety of persons or protection of property.
     4.3 Additional Instruments.
     Pursuant to the terms of the Joint Facilities Agreement, the Owners shall enter into an instrument that designates more specific locations of the property that will be subject to the terms of the easements granted herein. Upon such designation, the Owners shall release all other portions of the Project Premises from the terms and conditions of this Agreement. In addition, each Owner shall, at the request of any other Owner, execute such additional instruments as may be reasonably requested in order to memorialize the particular terms (e.g., location, conditions for use, etc.) of any easement granted pursuant to this Article IV. All such instruments shall be in a form appropriate for recording.
ARTICLE V — OTHER CONSTRUCTION AND MAINTENANCE ACTIVITIES
     If, following initial construction of BSP II and the BSP II Joint Facilities and other associated facilities, it becomes necessary for either Group to construct, maintain or reconstruct any of its Joint Facilities, exclusive facilities, or new facilities or improvements, or if the specified easements provided to the BSP II Owners hereunder are found to be inaccurate or not sufficient for its facilities during initial construction, the Engineering and Operating Committees of each Group shall meet and amended easements shall, in good faith, be negotiated that will enable the Group doing the construction, maintenance or reconstruction to complete its needed work. In no event shall a Group be required to grant an amended easement if it will materially impair the operation of its Plant, Joint Facilities, exclusive facilities or improvements on its respective Plant Site.
ARTICLE VI — ENVIRONMENTAL INDEMNIFICATION
     The BSP II Owners shall indemnify, defend, and hold harmless the BSP I Owners for environmental conditions and operational activities hereunder as provided in Section 10.06 of the Joint Facilities Agreement.

Blanket Easement Agreement	Page 81
Big Stone II Power Plant	June 30, 2005

ARTICLE VII — TERM
     The term of this Agreement shall be perpetual; provided that this Agreement shall automatically terminate and be of no further force and effect and no Owner shall have any further obligation to another Owner hereunder, if the BSP II Financial Closing, as contemplated under the BSP II Participation Agreement, does not occur on or before (*). Upon the determination of the location of the Facilities Easement, the designation of the Defined Easement Areas, and the execution of the Designated Easement Agreement, all as contemplated by Sections 3.5 and 4.3 of this Agreement and Section 10.02(b) of the Joint Facilities Agreement, the parties shall release such other areas of the BSP I Plant Site and the BSP II Plant Site from the terms and conditions of this Agreement, whereupon this Agreement shall have no further force or effect with respect to such released areas of the BSP I Plant Site and the BSP II Plant Site.
ARTICLE VIII -MISCELLANEOUS
     8.1 Default
     (A) The failure by a Group to observe or perform any of the covenants, conditions or obligations of this Agreement, within sixty (60) days after the issuance of a notice by the other Group (the “Non-Defaulting Group”) specifying the nature of the default claimed, shall constitute a material default (a “Default”) and breach of this Agreement by the non-performing Group (the “Defaulting Group”).
     (B) Notwithstanding Section 8.1(A), the intentional refusal by a member of a Group to allow the other Group access to and use of a Joint Facility as required under the Joint Facilities Agreement shall constitute an immediate Default not requiring a cure period and, notwithstanding anything to the contrary the Defaulting Group shall be liable to the Non-Defaulting Group for all damages (including but not limited to loss of profits, lost of business, and consequential damages) that the Non-Defaulting Group incurs as a result of such Default following notice to the Defaulting Group of such Default.
     (C) Subject to the express limitations contained in Article XII of the Joint Facilities Agreement and Section 8.1(B) of this Agreement, a Non-Defaulting Group may avail itself of any remedies available to it, either in law or at equity, including, without limitation, specific performance, injunctive relief, and damages for breach of contract; provided, however, that in no event shall any Group be liable to the other Group for loss of profits, loss of business, indirect, incidental, consequential, special, punitive, or exemplary damages of any kind.
     8.2 Estoppel Certificate
     Each Owner agrees that upon written request (which shall not be more frequent than one (1) time during any calendar year) of any other Owner or Operator, it will issue within thirty (30) days after receipt of such request to such Owner, or its prospective mortgagee or successor, an estoppel certificate stating to the best of the issuer’s knowledge as of such date:

Blanket Easement Agreement	Page 82
Big Stone II Power Plant	June 30, 2005

(A)	whether it knows of any default under this Agreement by the requesting Owner, and if there are known defaults, specifying the nature thereof in reasonable detail;

(B)	whether this Agreement has been assigned, modified or amended in any way by it and if so, then stating the nature thereof in reasonable detail; and

(C)	whether this Agreement is in full force and effect.
     8.3 Limited Warranty of Title
     Each of the BSP I Owners represents and warrants to the BSP II Owners that: (a) as of the date hereof, there are no liens or encumbrances against the Project Premises other than easements, liens and encumbrances of record; and that (b) such Owner has not permitted or suffered any easements, liens or encumbrances to be placed of record against the Project Premises since May 10, 2005.
     8.4 Notices
     All notices, demands and requests required or permitted to be given under this Agreement shall be given in the manner set forth in the Joint Facilities Agreement.
     8.5 Ownership; Transfers.
     Each Owner shall be liable for the performance of all covenants, obligations and undertakings that accrue while it has an Ownership Share in a Plant Site. Any Owner may assign its rights under this Agreement at any time in connection with a pledge or the granting of a security interest in, or assigning as collateral, all or any portion of the Owner’s interest in the Project.
     8.6 Binding Effect
     The terms of this Agreement and all easements granted hereunder shall constitute covenants running with the land and shall bind the Plant Sites described herein and inure to the benefit of and be binding upon each Owner.
     8.7 Construction and Interpretation
     (A) This Agreement, the Exhibits hereto, and the Joint Facilities Agreement contain all the representations and the entire agreement between the Owners with respect to the subject matter hereof. Any prior negotiations, correspondence, memoranda or agreements are superseded in total by this Agreement, the Exhibits attached hereto and the Joint Facilities Agreement.
     (B) This Agreement has been fully negotiated at arms length between the signatories hereto, and after advice by counsel and other Representatives chosen by such Owners, and such Owners are fully informed with respect thereto; no such Owner shall be deemed the scrivener of this Agreement; and, based on the foregoing, the provisions of this Agreement and the Exhibits

Blanket Easement Agreement	Page 83
Big Stone II Power Plant	June 30, 2005

hereto shall be construed as a whole according to their common meaning and not strictly for or against any Owner.
     (C) Invalidation of any of the provisions contained in this Agreement, or of the application thereof to any Person by judgment or court order, shall in no way affect any of the other provisions hereof or the application thereof to any other Person and the same shall remain in full force and effect.
     (D) This Agreement may be executed in several counterparts, each of which shall be deemed an original. The signatures to this Agreement may be executed and notarized on separate pages, and when attached to this Agreement shall constitute one (1) complete document.
     8.8 Negation of Partnership
     None of the terms or provisions of this Agreement shall be deemed to create a partnership between or among the Groups in their respective businesses or otherwise. Each Group shall be considered a separate owner, and no Group shall have the right to act as an agent for the other Group, unless expressly authorized to do so herein or by separate written instrument signed by the Owners in the Group to be charged.
     8.9 Mitigation of Damages
     In all situations arising out of this Agreement, each Group (and the Operator, if any) shall attempt to avoid and mitigate the damages resulting from the conduct of the other Group. Each Owner shall take all reasonable measures to effectuate the provisions of this Agreement.
     8.10 Agreement Shall Continue Notwithstanding Breach
     It is expressly agreed that no breach of this Agreement shall (i) entitle any Owner to cancel, rescind, or otherwise terminate this Agreement, or (ii) defeat or render invalid the lien of any mortgage or trust deed made in good faith and for value as to any part of the Project Premises. However, such limitation shall not affect in any manner any other rights or remedies which any Group or Owner may have hereunder by reason of any such breach.
     8.11 Grant Shall Not Interfere With Use of BSP I
     Notwithstanding anything to the contrary contained in this Agreement, no grant by the BSP I Owners contained herein, nor the exercise of any right by any BSP II Owner pursuant to, by reason of, or in connection with a grant hereunder or pursuant hereto, nor any easement granted hereunder or pursuant hereto, shall individually or in the aggregate, materially impair the use of the Project Premises by any of the BSP I Owners for the purpose for which such BSP I Owner holds its interest in BSP I and/or the Project Premises.
     8.12 Time
     Time is of the essence of this Agreement.

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     8.13 No Waiver
     The failure of either Group to insist upon strict performance of any of the terms, covenants or conditions hereof shall not be deemed a waiver of any rights or remedies which that Group may have hereunder, at law or in equity, and shall not be deemed a waiver of any subsequent breach or default in any of such terms, covenants or conditions. No waiver by any Group of any default under this Agreement shall be effective or binding on such Group unless made in writing by such Group and no such waiver shall be implied from any omission by any Group to take action in respect to such default. No express written waiver of any default shall affect any other default or cover any other period of time other than any default and/or period of time specified in such express waiver. One (1) or more written waivers of any default under any provision of this Agreement shall not be deemed to be a waiver of any subsequent default in the performance of the same provision or any other term or provision contained in this Agreement.
     8.14 Governing Law
     This Agreement shall be governed by the laws of the state of South Dakota.
     8.15 Counterparts
     To facilitate execution, this Agreement may be executed in as many separate counterparts as may be convenient or required. It shall not be necessary that the signature of each Party, or that the signature of all persons required to bind any Party, appear on each counterpart. All counterparts shall collectively constitute a single instrument.
[Remainder of page intentionally left blank. Signature pages follow.]

Blanket Easement Agreement	Page 85
Big Stone II Power Plant	June 30, 2005

     IN WITNESS WHEREOF, the BSP I Owners and BSP II Owners have caused this Blanket Easement Agreement to be executed effective as of the day and year first above written.

OTTER TAIL:

OTTER TAIL CORPORATION, a Minnesota corporation

By:

Name: Charles S. MacFarlane
Its: President

STATE OF MINNESOTA
	}	ss.
COUNTY OF HENNEPIN
On this the 22nd day of June, 2005, before me, Thomas A. Jensen, the undersigned officer, personally appeared Charles S. MacFarlane, who acknowledged himself to be the President of OTTER TAIL CORPORATION, a Minnesota corporation, and that he, as such President being authorized so to do, executed the foregoing instrument for the purposes therein contained, by signing the name of the corporation by himself as President.
In witness whereof I hereunto set my hand and official seal.

Notary Public

Blanket Easement Agreement	Page 86
Big Stone II Power Plant	June 30, 2005

NORTHWESTERN:

NORTHWESTERN CORPORATION, a Delaware corporation doing business as NorthWestern Energy

By:

Name: Michael J. Hanson
Its: President and Chief Executive Officer

STATE OF SOUTH DAKOTA
	}	ss.
COUNTY OF MINNEHAHA
On this the 27th day of June, 2005, before me, Alan Dietrich, the undersigned officer, personally appeared Michael J. Hanson, who acknowledged himself to be the President and Chief Executive Officer of NORTHWESTERN CORPORATION, a Delaware corporation, and that he, as such President and Chief Executive Officer being authorized so to do, executed the foregoing instrument for the purposes therein contained, by signing the name of the corporation by himself as President and Chief Executive Officer.
In witness whereof I hereunto set my hand and official seal.

Notary Public

Blanket Easement Agreement	Page 87
Big Stone II Power Plant	June 30, 2005

MONTANA-DAKOTA:

MONTANA-DAKOTA UTILITIES CO., a Division of MDU Resources Group, Inc., a Delaware corporation

By:

Name: Bruce T. Imsdahl
Its: President and Chief Executive Officer

STATE OF South Dakota
	}	ss.
COUNTY OF Grant
On this the 30th day of June, 2005, before me, Dennis Mears, the undersigned officer, personally appeared Bruce T. Imsdahl, who acknowledged himself to be the President and Chief Executive Officer of MONTANA-DAKOTA UTILITIES CO., a Division of MDU Resources Group, Inc., a Delaware corporation, and that he, as such President and Chief Executive Officer being authorized so to do, executed the foregoing instrument for the purposes therein contained, by signing the name of the corporation by himself as President and Chief Executive Officer.
In witness whereof I hereunto set my hand and official seal.

Notary Public

Blanket Easement Agreement	Page 88
Big Stone II Power Plant	June 30, 2005

CMMPA:

CENTRAL MINNESOTA MUNICIPAL POWER AGENCY, an agency incorporated under Minnesota law

By:

Name: Paul Leland
Its: President

STATE OF MINNESOTA
	}	ss.
COUNTY OF FARIBAULT
On this the 24th day of June, 2005, before me, Thomas A. Jensen, the undersigned officer, personally appeared Paul Leland, who acknowledged himself to be the President of CENTRAL MINNESOTA MUNICIPAL POWER AGENCY, a municipal corporation and political subdivision of the state of Minnesota, and that he, as such President being authorized so to do, executed the foregoing instrument for the purposes therein contained, by signing the name of the municipal corporation by himself as President.
In witness whereof I hereunto set my hand and official seal.

Notary Public

Blanket Easement Agreement	Page 89
Big Stone II Power Plant	June 30, 2005

GRE:

GREAT RIVER ENERGY, a Minnesota cooperative

By:

Name: David Saggau
Its: President and Chief Executive Officer

STATE OF MINNESOTA
	}	ss.
COUNTY OF HENNEPIN
On this the 22nd day of June, 2005, before me, Thomas A. Jensen, the undersigned officer, personally appeared David Saggau, who acknowledged himself to be the President and Chief Executive Officer of GREAT RIVER ENERGY, a Minnesota cooperative, and that he, as such President and Chief Executive Officer being authorized so to do, executed the foregoing instrument for the purposes therein contained, by signing the name of the cooperative by himself as President and Chief Executive Officer.
In witness whereof I hereunto set my hand and official seal.

Notary Public

Blanket Easement Agreement	Page 90
Big Stone II Power Plant	June 30, 2005

HEARTLAND:

HEARTLAND CONSUMERS POWER DISTRICT, a consumers power district formed and organized under the South Dakota Consumers Power District Law, Chapter 49-35 of the South Dakota Codified Laws

By:

Name: Michael McDowell
Its: General Manager

STATE OF MINNESOTA
	}	ss.
COUNTY OF HENNEPIN
On this the 22nd day of June, 2005, before me, Thomas A. Jensen, the undersigned officer, personally appeared Michael McDowell, who acknowledged himself to be the General Manager of HEARTLAND CONSUMERS POWER DISTRICT, a consumers power district formed and organized under the South Dakota Consumers Power District Law, Chapter 49-35 of the South Dakota Codified Laws, and acknowledged that he executed the same in the capacity therein stated and for the purposes therein contained.
In witness whereof I hereunto set my hand and official seal.

Notary Public

Blanket Easement Agreement	Page 91
Big Stone II Power Plant	June 30, 2005

SMMPA:

SOUTHERN MINNESOTA MUNICIPAL POWER AGENCY, a Minnesota municipal corporation and political subdivision

By:

Name: Raymond A. Hayward
Its: Executive Director and CEO

STATE OF MINNESOTA
	}	ss.
COUNTY OF OLMSTED
On this the 24thday of June, 2005, before me, Thomas A. Jensen, the undersigned officer, personally appeared Raymond A. Hayward, who acknowledged himself to be the Executive Director and CEO of SOUTHERN MINNESOTA MUNICIPAL POWER AGENCY, a municipal corporation and political subdivision of the state of Minnesota, and that he, as such Executive Director and CEO being authorized so to do, executed the foregoing instrument for the purposes therein contained, by signing the name of the municipal corporation by himself as Executive Director and CEO.
In witness whereof I hereunto set my hand and official seal.

Notary Public

Blanket Easement Agreement	Page 92
Big Stone II Power Plant	June 30, 2005

WMMPA:

WESTERN MINNESOTA MUNICIPAL POWER AGENCY, a Minnesota municipal corporation and political subdivision

By:

Name: Donald E. Habicht
Its: President

STATE OF MINNESOTA
	}	ss.
COUNTY OF NOBLES
On this the 23rd day of June, 2005, before me, Thomas A. Jensen, the undersigned officer, personally appeared Donald E. Habicht, who acknowledged himself to be the President of WESTERN MINNESOTA MUNICIPAL POWER AGENCY, a Minnesota municipal corporation and political subdivision, and that he, as such President being authorized so to do, executed the foregoing instrument for the purposes therein contained, by signing the name of the municipal corporation by himself as President.
In witness whereof I hereunto set my hand and official seal.

Notary Public

Blanket Easement Agreement	Page 93
Big Stone II Power Plant	June 30, 2005

This document drafted by:
Leonard, Street and Deinard P.A. (RLS)
150 South Fifth Street, Suite 2300
Minneapolis, MN 55402
612.335.1500

Blanket Easement Agreement	Page 94
Big Stone II Power Plant	June 30, 2005

EXHIBIT A
Legal Description of Project Premises
In Section 11, Township 121 North, Range 45 West:
The East Half (E1/2), except the Northwest Quarter of the Northeast Quarter (NW1/4NE1/4) thereof, and except Parcel B in the Southeast Quarter (SE1/4), of Section 11, Township 121 North, Range 47 West of the 5th P.M., Grant County, South Dakota.
In Section 12, Township 121 North, Range 45 West:
All of Section 12, except Parcel A in the Southwest Quarter (SW1/4), Township 121 North, Range 47 West of the 5th P.M., Grant County, South Dakota.
In Section 13, Township 121 North, Range 45 West*:
The North One-Half (N1/2) of Section 13, Township 121 North, Range 47 West of the 5th P.M., Grant County, South Dakota, except that part lying South of Whetstone Creek.
In Section 14, Township 121 North, Range 45 West*:
The East Half of the Northeast Quarter (E1/2 NE1/4) of Section 14, Township 121 North of Range 47 West of the Fifth P.M.
In Section 5, Township 121 North, Range 46 West:
Outlot 68-A, except the East 225 feet thereof; and Outlot B, Big Stone City, Grant County, South Dakota.
In Section 7, Township 121 North, Range 46 West:
All of Section 7, Township 121 North, Range 46 West of the 5th P.M., Grant County, South Dakota, except approximately 6 acres in the northeast corner of the SE1/4 thereof deed to the Big Stone Cemetery Association by deed recorded in Deed Record 126, Page 544, and except Lots H-4 and H-5 in SE1/4, and except Lots H-2, H-3, and H-4 in N1/2NE/14, and except Lots H-2 and H-3 in S1/2NE1/4.
In Section 8, Township 121 North, Range 46 West:
The South 150 Feet of Government Lot 1, except Lots H-2 and H-3; and the North 150 Feet of the South 300 Feet of Government Lot 1, except the West 700 Feet and except platted Lake Street right of way; and the North 150 Feet except Lots H-2 and H-3 of the Southwest Quarter of the Northwest Quarter (SW1/4 NW1/4); and all of Outlot 67 in the Northeast Corner of SW1/4

*	Subject to revision upon receipt of title commitment for this property.

Blanket Easement Agreement	Page 95
Big Stone II Power Plant	June 30, 2005

NW1/4; all in Section 8, Township 121 North of Range 46 West of the Fifth P.M., now in the City of Big Stone, Grant County, South Dakota.
In Section 18, Township 121 North, Range 46 West:
Parcel 1: The Southeast Quarter of the Southwest Quarter (SE1/4SW1/4), except Burlington Northern Santa Fe railroad right of way; and the West Half of the Southeast Quarter (W1/2SE1/4) lying northerly of the present right-of-way of Chicago, Milwaukee, St. Paul and Pacific Railway Company as now located; and that part of Outlot 47 (which is also described as the NE1/4SE1/4, except Outlot 48), and including the abandoned right-of-way of the Chicago, Milwaukee, St. Paul and Pacifica Railroad Company, all in Section 18, Township 121 North, Range 46 West of the 5th P.M., Grant County, South Dakota.
Parcel 2: The South Half of the Northwest Quarter (S1/2NW1/4), except the East 66 feet of the North 40 rods of the Southeast Quarter of the Northwest Quarter (SE1/4NW1/4) for road purposes, and except the East 140 feet of the South 403 feet of the North 2351 feet of the Southeast Quarter of the Northwest Quarter (SE1/4NW1/4) deeded to St. Charles Catholic Church of Big Stone City at Deed Record 109, Page 359; and the North Half of the Southwest Quarter (N1/2SW1/4) except railroad right-of-way, and except Hay-s Outlot located in the Northwest Quarter of the Southwest Quarter (NW1/4SW1/4) and the Southwest Quarter of the Northwest Quarter (SW1/4NW1/4), and except a metes and bounds tract of land described as follows: commencing at the southwest corner of the Northwest Quarter of the Southwest Quarter (NW1/4SW1/4), thence North 45 rods, thence East 16 rods, thence South 45 rods, thence West 16 rods to the place of beginning (now known as Lots 1, 2, and 3, Replat of Lot C in NW1/4SW1/4 of 18-121-46), all in Section 18, Township 121 North, Range 46 West of the 5th P.M., Grant County, South Dakota.
Parcel 3: The North Half of the Northwest Quarter (N1/2NW1/4), except the East 66 feet of the Northeast Quarter of the Northwest Quarter (NE1/4NW1/4) deed for road purposes at Deed Record 58, Page 561 in Section 18, Township 121 North, Range 46 West of the 5th P.M., Grant County, South Dakota.
Parcel 4: The West 1613 feet of that part of the Northeast Quarter (NE1/4) lying South of the highway (vacated portion and unvacated portion) known as the Yellowstone Trail, passing in an easterly direction through said quarter section, except the West 500 feet of the South 403 feet of the North 2351 feet of the Southwest Quarter of the Northeast Quarter (SW1/4NE1/4) deeded to St. Charles Catholic Church in Deed Record 109, Page 359, and excepting that part previously deeded for cemetery purposes to St. Charles catholic Church of Big Stone City, recorded in volume 6, Page 230, but including the abandoned right-of-way of the Chicago, Milwaukee, St. Paul and Pacific Railroad Co., all in Section 18, Township 121 North, Range 46 West of the 5th P.M., Grant County, South Dakota.
Parcel 5: The Northeast Quarter (NE1/4) lying North of vacated and unvacated portions of highway known as the Yellowstone Trail, except the Cheese Company Outlot sold on Contract for Deed, in Section 18, Township 121 North, Range 46 West of the 5th P.M., Grant County, South Dakota.

Blanket Easement Agreement	Page 96
Big Stone II Power Plant	June 30, 2005
EXHIBIT B
Legal Description of BSP II Plant Site
Tract A in the E 1/2 of Section 11, Township 121 North — Range 47 West of the 5th P.M., Grant County, South Dakota
Tract B in the SE 1/4 of Section 11, Township 121 North — Range 47 West of the 5th P.M., Grant County, South Dakota
Tract C in the E 1/2 of Section 11 and W 1/2 of Section 12, Township 121 North — Range 47 West of the 5th P.M., Grant County, South Dakota
Tract D in the E 1/2 of Section 11 and the W 1/2 of Section 12 — Township 121 North — Range 47 West of the 5th P.M., Grant County, South Dakota
Tract E in the NE 1/4 of Section 11, Township 121 North — Range 47 West of the 5th P.M., Grant County, South Dakota
Tract F in the NW 1/4 of Section 12, Township 121 North — Range 47 West of the 5th P.M., Grant County, South Dakota
Tract G in the W 1/2 of Section 12, Township 121 North — Range 47 West of the 5th P.M., Grant County, South Dakota
Tract H in the SW 1/4 of Section 12, Township 121 North — Range 47 West of the 5th P.M., Grant County, South Dakota
Tract I in the SW 1/4 of Section 12 and SE 1/4 of Section 11, Township 121 North — Range 47 West of the 5th P.M., Grant County, South Dakota
Tract M in the SE 1/4 of Section 12, Township 121 North — Range 47 West of the 5th P.M., Grant County, South Dakota
Tract O in the SE 1/4 of Section 11, , Township 121 North — Range 47 West of the 5th P.M., Grant County, South Dakota

Blanket Easement Agreement	Page 97
Big Stone II Power Plant	June 30, 2005

EXHIBIT C
Construction Easement Area
Tracts J and L in the SW 1/4 of Section 12 — Township 121 North — Range 47 West of the 5th P.M., Grant County, South Dakota
Tract N in the NW 1/4 of Section 13, Township 121 North — Range 47 West of the 5th P.M., Grant County, South Dakota

Blanket Easement Agreement	Page 98
Big Stone II Power Plant	June 30, 2005

EXHIBIT D
Site Plan

Joint Facilities Agreement	Page 99
Big Stone II Power Plant	June 30, 2005

SCHEDULE 10.02(C)
Form of Release
PARTIAL RELEASE
[_-R-_]
INDENTURE DATED AS OF DECEMBER 15, 2003
By and Between
MDU RESOURCES GROUP, INC.
AND
THE BANK OF NEW YORK, TRUSTEE
     KNOW ALL MEN BY THESE PRESENTS THAT:
     WHEREAS, MDU Resources Group, Inc., a Delaware corporation, has heretofore made, executed, acknowledged and delivered to The Bank of New York, of New York, New York, as Trustee, an Indenture dated as of December 15, 2003 (hereinafter called the “Indenture”); and
     WHEREAS, the easements, licenses and other rights and interests hereinafter described, now or formerly owned by MDU Resources Group, Inc., are or may be subject to the lien of the Indenture; and
     WHEREAS, said Indenture was filed and recorded as a real estate mortgage and/or filed as chattel mortgage or security interest in the [office of the Secretary of State of Delaware] [the office of the register of deeds of Grant County, South Dakota], and said Indenture was filed in the office of the Secretary of State of South Dakota], as follows:
[LIST RECORDING INFORMATION]
and
     WHEREAS, Section 1808 of said Indenture provides that MDU Resources Group, Inc. may obtain the release of and the Trustee shall release from the lien of the Indenture any part of the mortgaged properties upon compliance with the requirements of the Indenture; and
     WHEREAS, it has been certified to the Trustee that no Event of Default has occurred and is continuing; and
     WHEREAS, said MDU Resources Group, Inc. has requested the release of the easements, licenses and other rights and interests hereinafter described from the lien of said Indenture and has furnished to the Trustee the documents necessary to authorize the Trustee to grant such release;
     NOW, THEREFORE, The Bank of New York, in consideration of the premises and the recitals herein, does by these presents release and forever discharge from the lien of the above-described Indenture the easements, licenses and other rights and interests affecting property situated in the County of Grant, State of South Dakota, described as follows:

Joint Facilities Agreement	Page 100
Big Stone II Power Plant	June 30, 2005

All of the easements, licenses and other rights and interests granted, transferred, or conveyed by MDU Resources Group, Inc. to Otter Tail Power Company, Montana-Dakota Utilities Co., a Division of MDU Resources Group, Inc., a Delaware corporation, Central Minnesota Municipal Power Agency, an agency incorporated under Minnesota law, Great River Energy, a Minnesota cooperative, Heartland Consumers Power District, a consumers power district formed and organized under the South Dakota Consumers Power District Law, Chapter 49-35 of the South Dakota Codified Laws, Southern Minnesota Municipal Power Agency, a Minnesota municipal corporation and political subdivision, and Western Minnesota Municipal Power Agency, a Minnesota municipal corporation and political subdivision, as described in the Blanket Easement Agreement dated as of June 30, 2005 and recorded in the register of deeds of Grant County, South Dakota [insert relevant recording information], as [amended and/or restated] in that certain [Designated Easement Agreement] attached hereto as Exhibit A.
     PROVIDED, HOWEVER, that except as to the easements, licenses and other rights and interests hereby specifically released, said Indenture shall remain in full force and effect, and nothing herein contained shall operate to release the lien thereof.
     The preambles and recitals contained in this instrument are made solely upon the representations of said MDU Resources Group, Inc., and The Bank of New York assumes no responsibilities therefor. This instrument is executed by The Bank of New York without covenant or warranty on its part, express or implied, and without recourse against it in any event.
     IN WITNESS, WHEREOF, on this ___day of ___, 20___, The Bank of New York has caused this instrument to be executed by its proper officers thereunto duly authorized and its corporate seal to be hereto duly affixed.

THE BANK OF NEW YORK

By:

Its:

AND
By:

Its:

Executed by The Bank of New York in the Presence of:

(SEAL)

Joint Facilities Agreement	Page 101
Big Stone II Power Plant	June 30, 2005

STATE OF NEW YORK	)
ss)
COUNTY OF NEW YORK	)
On this ___day of ___, 20___, before me, a Notary Public in and for said County, personally appeared ___and ___, to me personally known to be respectively ___and ___of The Bank of New York, the corporation which executed the within instrument and who, being each by me duly sworn, did say that they are respectively ___and ___of The Bank of New York, the corporation named in the foregoing instrument; that the seal affixed to said instrument bearing the name of said corporation is the corporate seal of said corporation; that said instrument was signed and sealed on behalf of said corporation by authority of its Board of Directors and said ___and ___acknowledged to me said instrument to be the free act and deed of said corporation, and that said corporation executed the same.

Notary Public, State of New York
My commission expires
THIS DOCUMENT WAS PREPARED BY:
[Drafter’s name, address and telephone]

Joint Facilities Agreement	Page 102
Big Stone II Power Plant	June 30, 2005

SCHEDULE 11.02
Insurance Policies
Mandatory
(i)	Builders Risk (including testing) during all periods of construction on the entire Project on a completed value basis and covering the full insurable replacement cost thereof (BSP II Owners only);

(ii)	Property Damage, including Boiler and Machinery, covering the full insurable replacement cost thereof. The E&O Committee may consider a limit no less than the maximum foreseeable loss of each occurrence and in the annual aggregate as determined from time to time by an independent consultant in lieu of full insurable replacement cost;

(iii)	Commercial General and Automobile Liability in the amount of $1,000,000 each occurrence and in the annual aggregate;

(iv)	Umbrella and Excess Liability in the amount of $50,000,000 each occurrence and in the annual aggregate through a combination thereof.
Optional
Pollution (BSP II Owners only)
Professional Liability
Business Interruption, Extra Expense and Delay in Start Up
Replacement Power
Earthquake and Flood Insurance

(*) Confidential information has been omitted and filed separately with the Commission pursuant to Rule 24b-2.